Exhibit 10.3

EXECUTION VERSION

FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT, DIRECTION AND WAIVER

This FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT, DIRECTION AND WAIVER, dated as of November 1, 2017 (this “Amendment”) amends that certain Amended and Restated Note Purchase Agreement, dated as of July 13, 2010 (as amended, restated, amended and restated or otherwise modified prior to the date hereof, the “Agreement”), by and among SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C. (the “Company”) and the holders of the notes issued thereunder (“Holders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as amended by this Amendment) and the rules of interpretation set forth therein shall apply to this Amendment.

RECITALS

WHEREAS, the Company and the Holders are parties to the Agreement;

WHEREAS, the Company and the Holders are parties to that certain Second Amended and Restated Collateral Agency Agreement, dated as of December 10, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among the Company, the holders and lenders (or agents thereof) of Permitted Secured Indebtedness (as such term is defined in the Collateral Agency Agreement) from time to time party thereto, and The Bank of New York Mellon Trust Company, N.A., acting in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for itself and the other Secured Parties (as such term is defined in the Collateral Agency Agreement);

WHEREAS, to secure payment and performance of the Obligations (as such term is defined in the Collateral Agency Agreement), the Company and the Collateral Agent entered into that certain Amended and Restated Security Agreement, dated as of September 29, 2015 (the “Security Agreement”);

WHEREAS, Sharyland Utilities, L.P., a Texas limited partnership (“Sharyland”) is engaged in the electric distribution business in and around the cities of Stanton and McAllen, Texas (the “Stanton/McAllen Distribution Business”) and the electric distribution and transmission business in and around the cities of Brady and Celeste, Texas (the “Brady/Celeste Business” and, together with the Stanton/McAllen Distribution Business, the “Subject SU Businesses”) and owns the assets that relate to the Subject SU Businesses more particularly described on Schedule A to the SU Pre-Closing Merger Agreement (as defined below) and include the Regulatory Assets (as defined in the Principal Merger Agreement defined below) (collectively, the “SU Assets”);

WHEREAS, the Company owns certain real property and other assets that it leases to Sharyland pursuant to certain Leases (existing on the date hereof) between the parties (each, an “SU/SDTS Lease”) which such real property and other assets are used by Sharyland in connection with the conduct of the Subject SU Businesses and are more particularly described on Schedule A to the SDTS Pre-Closing Merger Agreement (as defined below) (the “SDTS Assets”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Principal Merger Agreement”), by and among the Company, Sharyland, Oncor Electric Delivery Company LLC (“Oncor”) and the other parties named therein, pursuant to which, among other things, after the effectiveness and/or consummation of the transactions contemplated by the SU Pre-Closing Merger Agreement, the SDTS Pre-Closing Merger Agreement and the Oncor Pre-Closing Contribution Agreement (as each such term is defined hereinbelow) (i) a newly-formed, wholly-owned subsidiary of Sharyland formed under the laws of the State of Texas (“SU AssetCo” and together with Sharyland, the “SU Entities”) will merge (the “SU AssetCo Merger”) with and into Oncor, as the surviving entity, as a result of which Oncor will acquire the SU Package (as defined below), (ii) a newly-formed, wholly-owned subsidiary of the Company formed under the laws of the State of Texas (“SDTS AssetCo” and together with SDTS, the “SDTS Entities”) will merge (the “SDTS AssetCo Merger”) with and into Oncor, as the surviving entity, as a result of which Oncor will acquire the SDTS Package (as defined below) and (iii) a newly-formed, wholly-owned subsidiary of Oncor formed under the laws of the State of Texas (“Oncor AssetCo”) will merge (the “Oncor AssetCo Merger”) with and into the Company, as the surviving entity, as a result of which the Company will acquire the Oncor T Package (as defined below);

WHEREAS, in connection with the Principal Merger Agreement and to facilitate the transactions contemplated by the Principal Merger Agreement, (i) Sharyland and SU AssetCo will merge (with each entity surviving) (the “SU Pre-Closing Merger”) pursuant to the terms and conditions of an Agreement and Plan of Merger between Sharyland and SU AssetCo (the “SU Pre-Closing Merger Agreement”) and as a result thereof Sharyland and SU AssetCo will allocate the SU Assets and certain related liabilities, as more particularly described in the SU Pre-Closing Merger Agreement (together with the SU Assets, the “SU Package”), to SU AssetCo, (ii) the Company and SDTS AssetCo will merge (with each entity surviving) (the “SDTS Pre-Closing Merger”) pursuant to the terms and conditions of an Agreement and Plan of Merger to be entered into between the Company and SDTS AssetCo (the “SDTS Pre-Closing Merger Agreement”) and as a result thereof the Company and SDTS AssetCo will allocate the SDTS Assets and certain related liabilities, as more particularly described in the SDTS Pre-Closing Merger Agreement (together with the SDTS Assets, the “SDTS Package”), to SDTS AssetCo and (iii) pursuant to a Contribution Agreement between Oncor and Oncor AssetCo (the “Oncor Pre-Closing Contribution Agreement”), Oncor will contribute and transfer (the “Oncor Pre-Closing Contribution”) the Oncor T Assets (as defined below) to Oncor AssetCo and Oncor AssetCo will assume certain related liabilities (together with the Oncor T Assets, the “Oncor T Package”), as more particularly described in the Oncor Pre-Closing Contribution Agreement;

WHEREAS, the Oncor T Package includes all of the properties and assets owned by Oncor that relate to the Applicable Transmission Systems (as defined in the Principal Merger Agreement) (the “Oncor T Assets”);

WHEREAS, in connection with the foregoing, the Company and Sharyland will agree that (i) the SDTS Assets will be removed from the SU/SDTS Leases, (ii) the Oncor T Assets will be added to the SU/SDTS Leases, (iii) the Stanton/Brady/Celeste Lease will be terminated and (iv) the SU/SDTS Leases will be amended to accommodate the foregoing transactions;

WHEREAS, the formation of SU AssetCo and SDTS AssetCo, the SU AssetCo Merger, the SDTS AssetCo Merger, the Oncor AssetCo Merger, the SU Pre-Closing Merger, the SDTS Pre-Closing Merger, the Oncor Pre-Closing Contribution, the modifications to and terminations of the Leases described above and the other transactions contemplated by the Principal Merger Agreement, the SU Pre-Closing Merger Agreement, the SDTS Pre-Closing Merger Agreement and the Oncor Pre-Closing Contribution Agreement are referred to collectively herein as the “Transactions;”

WHEREAS, pursuant to Section 9.7(d) of the Agreement, the Company is required to, among other things, cause certain newly formed Subsidiaries to (x) execute and deliver to the Collateral Agent a Subsidiary Guaranty and (y) take additional actions to grant to the Collateral Agent, on behalf of the Secured Parties (or in the case of Real Property Collateral, the Trustee named in the Deeds of Trust, for the benefit of the Collateral Agent and the other Secured Parties), a Lien in the Collateral to the extent required in the Security Documents, in each case, within the time periods specified therein (collectively, the “New Subsidiary Requirements”);

WHEREAS, pursuant to Section 10.2 of the Agreement, the Company is restricted from permitting Subsidiaries to merge with any other Person or Transfer all or substantially all of its assets in a single transaction or series of transactions to any Person, subject to certain exceptions set forth therein;

WHEREAS, pursuant to Section 10.10 of the Agreement, the Company is restricted from Transferring any of its assets, subject to certain exceptions set forth therein;

WHEREAS, the Company has requested, and the Holders party hereto have agreed subject to the terms and conditions hereof to, notwithstanding anything to the contrary in the Note Documents in connection with the Transactions, waive compliance with the New Subsidiary Requirements, Section 10.2 and Section 10.10 of the Agreement;

WHEREAS, the Company has further requested, and the Required Holders have agreed subject to the terms and conditions hereof to (i) consent to the termination and release of any and all liens and security interests granted in the Security Documents with respect to all SDTS Assets substantially concurrently with the effectiveness of the SDTS AssetCo Merger (all such Collateral to be released, the “Released Collateral”) and (ii) direct the Collateral Agent, upon delivery by the Company to the Collateral Agent of the Merger Certificate (as defined in the Direction Letter (as defined below)), to execute and deliver releases of all liens and security interests covering the Released Collateral (the “SDTS Releases”) pursuant to which the Collateral Agent will release all liens and security interests granted in the Security Documents with respect to the Released Collateral;

WHEREAS, the Company has requested, and the Holders party thereto have agreed subject to the terms and conditions hereof, to amend the Agreement as more fully described herein; and

WHEREAS, the Company has requested, and the Holders party hereto have agreed subject to the terms and conditions hereof, to amend the Collateral Agency Agreement as more fully described herein and in the Direction Letter.

NOW THEREFORE, in consideration of the mutual agreement herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Waiver under Agreement. In accordance with Section 17.1 of the Agreement, the Holders party hereto hereby (i) waive, in connection with the Transactions, compliance with Sections 10.2 and 10.10 the Agreement (and agree that no breach, violation, Default or Event of Default shall be deemed to arise under the Note Documents as a result of the Transactions) and (ii) so long as (a) after the formation of SDTS Assetco it shall be and remain an entity with no material assets and (b) the Principal Merger Agreement remains in full force and effect, the New Subsidiary Requirements shall be waived and not apply to SDTS AssetCo (and agree that no breach, violation, Default or Event of Default shall be deemed to arise under the Note Documents as a result of SDTS AssetCo’s failure to comply with the New Subsidiary Requirements). The waiver contained in this Section 1 is a limited waiver and (1) shall only be relied upon for the specific purpose set forth herein, (2) shall not constitute nor be deemed to constitute a waiver of any other Default or Event of Default or condition of the Agreement and the other Note Documents and (3) shall not constitute a custom or course of dealing among the parties hereto.

2.Consent and Direction under Collateral Agency Agreement. In accordance with Section 17.1 of the Agreement, the Holders party hereto hereby:

a.

consent to the termination and release of the liens and security interests created under the Security Documents in respect of any and all Released Collateral substantially concurrently with the effectiveness of the SDTS AssetCo Merger; and

b.

agree to execute and deliver to the Collateral Agent on the date hereof a Direction Letter to the Collateral Agent and Amendment to Collateral Agency Agreement substantially in the form attached hereto as Exhibit A (the “Direction Letter”), which Direction Letter shall direct the Collateral Agent to, among other things, (i) execute and deliver the Direction Letter in order to evidence the Collateral Agent’s agreement to the amendments to the Collateral Agency Agreement set forth in such Direction Letter and (ii) upon the execution and delivery of the Merger Certificate (as defined in the Direction Letter) by the Company to the Collateral Agent (A) to terminate and release any and all security interests in and liens on the Released Collateral granted under the Security Documents, (B) to do, execute and deliver, or cause to be done, executed and delivered all such further acts, instruments, documents and agreements as may be reasonably requested by the Company (at the expense of the Company), which may be necessary or desirable in order to evidence or effectuate the SDTS Releases and the termination and release of all liens and security interests on the Released Collateral, (C) to authorize the Company to amend or terminate, as necessary, any and all UCC-1 financing statements which relate to any of the Released Collateral and (D) to authorize the Company to file of record in the applicable recording offices the SDTS Releases substantially in the form attached to the Direction Letter.

3.Amendments to the Agreement. The Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold underlined text (indicated textually in the same manner in the following example: underlined text), as set forth in the Agreement as attached hereto as Annex A, which amendments shall become effective upon (a) the execution and delivery of the Merger Certificate by the Company to the Collateral Agent, (b) the Closing Date (as defined under the Principal Merger Agreement) having occurred and (c) the Holders’ receipt (which shall be deemed to occur upon posting thereof on IntraLinks or similar website to which Holders have access) of an order from the Public Utility Commission of Texas approving the transactions contemplated by the Principal Merger Agreement, which order is in effect and either (a) the time period for filing a motion for rehearing of the order has expired without a motion having been filed, or (b) if the time period for filing a motion for rehearing of the order has expired and a motion for rehearing was timely filed (i) an order overruling the motion has been issued, (ii) the motion for rehearing has been overruled by operation of law or (iii) such motion is a Procedural Motion that could not reasonably be expected to have (A) a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole and/or (B) an adverse effect on the ability of the Company and its Subsidiaries to perform their respective obligations under the Agreement and the Notes, the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, the validity or enforceability of the Agreement or any other Note Document and/or the validity, perfection or priority of the Collateral Agent’s Liens on any material Collateral.

4.Conditions to the Effective Date. This Amendment shall become effective as of the first date upon which each of the following conditions have been satisfied:

a.	executed counterparts of this Amendment, duly executed by the Company and the Holders party hereto, shall have been delivered to the Holders party hereto;
b.

the representations and warranties of the Company set forth in Section 5 hereof are true and correct in all material respects on and as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty was true and correct in all material respects as of such earlier date); and

c.

the fees and expenses of Morgan, Lewis & Bockius LLP, counsel to the Holders, shall have been paid by the Company, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment in accordance with the terms of the Agreement and to the extent a written invoice with respect thereto (with related backup documentation) shall have been delivered to the Company at least 2 business days prior thereto.

5.Representations and Warranties of the Company. In order to induce the Holders party hereto to enter into this Amendment, the Company hereby represents and warrants that:

a.

The Company has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. The Company has duly executed and delivered this Amendment, and this Amendment (and the Agreement as amended by the Amendment) constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

b.

The execution, delivery and performance by the Company of this Amendment do not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or limited partnership or limited liability company agreement, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, which in the case of any of the foregoing clauses (i) through (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

c.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment.

d.	No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Amendment.

6.Continuing Effect of Financing Documents. Except as expressly set forth herein, this Amendment shall not constitute an amendment or waiver of any provision of any Note Document and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Company that would require an amendment, waiver or consent under any Note Document. Except as expressly amended hereby, the provisions of the Note Documents are and shall remain in full force and effect. This Amendment shall be deemed a Note Document for purposes of the Agreement.

7.Fees. In accordance with Section 15.1 of the Agreement, the Company shall pay the fees, charges and disbursements of special counsel to the Holders in connection with this Amendment.

8.Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Holders party hereto. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or electronic transmission shall be effective as the delivery of a manually executed counterpart of this Amendment.

9.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.Integration. This Amendment and the other Note Documents represent the agreement of the Company and the Holders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company or any Holder relative to the subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.

11.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Senior Vice President and Chief
Financial Officer

Signature Page to Fifth Amendment to Note Purchase Agreement, Direction and Waiver

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Holder

By:	/s/ Richard Carrell
Name:	Richard Carrell
Title:	Vice President

Amount of Notes held by such Holder on the date hereof:

$ 93,984,677.81

Signature Page to Fifth Amendment to Note Purchase Agreement, Direction and Waiver

Exhibit A

Direction Letter

[see attached]

DIRECTION LETTER TO COLLATERAL AGENT AND

AMENDMENT TO COLLATERAL AGENCY AGREEMENT

November 1, 2017

This DIRECTION LETTER TO COLLATERAL AGENT AND AMENDMENT TO COLLATERAL AGENCY AGREEMENT (this “Direction Letter”) is by and among Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company (the “Borrower”), the Secured Parties (or their agents) party hereto and The Bank of New York Mellon Trust Company, N.A., as collateral agent to the Secured Parties (in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower is a party to (A) that certain Third Amended and Restated Credit Agreement dated as of December 10, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among the Borrower, the several lenders from time to time party thereto and Royal Bank of Canada, as administrative agent to the lenders thereunder (in such capacity, the “Revolver Administrative Agent”), (B) that certain Amended and Restated Note Purchase Agreement dated as of September 14, 2010 (as amended, restated, supplemented and otherwise modified from time to time, the “2009 NPA”) among the Borrower and the holders of the notes issued thereunder (the “2009 Holders”), (C) that certain Amended and Restated Note Purchase Agreement dated as of July 13, 2010 (as amended, restated, supplemented and otherwise modified from time to time, the “2010 NPA”) among the Borrower and the holders of the notes issued thereunder (the “2010 Holders”), (D) that certain Amended and Restated Credit Agreement, dated as of December 3, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “SP Notes Credit Agreement”), among Sharyland Projects L.L.C., predecessor in interest to the Borrower, and the Fixed Rate Note Holders (as defined therein) party thereto (the “SP Note Holders”), (E) that certain Note Purchase Agreement, dated as of December 3, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “A/B NPA”), among the Borrower and the holders of the notes issued thereunder (the “A/B Holders”), and (F) that certain Term Loan Credit Agreement, dated as of June 5, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement” and together with the Revolving Credit Agreement, the 2009 NPA, the 2010 NPA, the SP Notes Credit Agreement and the A/B NPA, the “Financing Agreements”), among the Borrower, the several lenders from time to time party thereto and Canadian Imperial Bank of Commerce, New York Branch, as administrative agent to the lenders thereunder (in such capacity, the “Term Loan Administrative Agent” and together with the Revolver Administrative Agent, the “Administrative Agents”);

WHEREAS, the Administrative Agents, the 2009 Holders, the 2010 Holders, the SP Note Holders and the A/B Holders are parties to the Second Amended and Restated Collateral Agency Agreement dated as of December 10, 2014 (as heretofore amended, restated, supplemented or otherwise modified, the “Collateral Agency Agreement”; capitalized terms used herein but not otherwise defined shall have the respective meanings provided such terms in the Collateral Agency Agreement) among the Borrower, the Collateral Agent, the Revolver Administrative

Agent, for the benefit of itself and the lenders under the Revolving Credit Agreement, the Term Loan Administrative Agent, for the benefit of itself and the lenders under the Term Loan Credit Agreement, the 2009 Holders, the 2010 Holders, the SP Note Holders and the A/B Holders and the other holders and lenders (or agents thereof) of Permitted Secured Indebtedness from time to time party thereto;

WHEREAS, to secure payment and performance of the Obligations (as such term is defined in the Collateral Agency Agreement), the Borrower and the Collateral Agent entered into that certain Amended and Restated Security Agreement, dated as of September 29, 2015 (the “Security Agreement”);

WHEREAS, Sharyland Utilities, L.P., a Texas limited partnership (“Sharyland”) is engaged in the electric distribution business in and around the cities of Stanton and McAllen, Texas (the “Stanton/McAllen Distribution Business”) and the electric distribution and transmission business in and around the cities of Brady and Celeste, Texas (the “Brady/Celeste Business” and, together with the Stanton/McAllen Distribution Business, the “Subject SU Businesses”) and owns the assets that relate to the Subject SU Businesses more particularly described on Schedule A to the SU Pre-Closing Merger Agreement (as defined below), including the Regulatory Assets (as defined in the Principal Merger Agreement defined below) (collectively, the “SU Assets”);

WHEREAS, the Borrower owns certain real property and other assets that it leases to Sharyland pursuant to certain leases (existing on the date hereof) between the parties (each, an “SU/SDTS Lease”) which such real property and other assets are used by Sharyland in connection with the conduct of the Subject SU Businesses and are more particularly described on Schedule A to the SDTS Pre-Closing Merger Agreement (as defined below) (the “SDTS Assets”);

WHEREAS, the Borrower has entered into that certain Agreement and Plan of Merger (the “Principal Merger Agreement”), by and among the Borrower, Sharyland, Oncor Electric Delivery Company LLC (“Oncor”) and the other parties named therein, pursuant to which, among other things, after the effectiveness and/or consummation of the transactions contemplated by the SU Pre-Closing Merger Agreement, the SDTS Pre-Closing Merger Agreement and the Oncor Pre-Closing Contribution Agreement (as each such term is defined hereinbelow) (i) a newly-formed, wholly-owned subsidiary of Sharyland formed under the laws of the State of Texas (“SU AssetCo” and together with Sharyland, the “SU Entities”) will merge (the “SU AssetCo Merger”) with and into Oncor, as the surviving entity, as a result of which Oncor will acquire the SU Package (as defined below), (ii) a newly-formed, wholly-owned subsidiary of the Borrower formed under the laws of the State of Texas (“SDTS AssetCo” and together with the Borrower, the “SDTS Entities”) will merge (the “SDTS AssetCo Merger”) with and into Oncor, as the surviving entity, as a result of which Oncor will acquire the SDTS Package (as defined below) and (iii) a newly-formed, wholly-owned subsidiary of Oncor formed under the laws of the State of Texas (“Oncor AssetCo”) will merge (the “Oncor AssetCo Merger”) with and into the Borrower, as the surviving entity, as a result of which the Borrower will acquire the Oncor T Package (as defined below);

WHEREAS, in connection with the Principal Merger Agreement and to facilitate the transactions contemplated by the Principal Merger Agreement, (i) Sharyland and SU AssetCo will merge (with each entity surviving) (the “SU Pre-Closing Merger”) pursuant to the terms and conditions of an Agreement and Plan of Merger between Sharyland and SU AssetCo (the “SU Pre-Closing Merger Agreement”) and as a result thereof Sharyland and SU AssetCo will allocate the SU Assets and certain related liabilities, as more particularly described in the SU Pre-Closing Merger Agreement (together with the SU Assets, the “SU Package”), to SU AssetCo, (ii) the Borrower and SDTS AssetCo will merge (with each entity surviving) (the “SDTS Pre-Closing Merger”) pursuant to the terms and conditions of an Agreement and Plan of Merger to be entered into between the Borrower and SDTS AssetCo (the “SDTS Pre-Closing Merger Agreement”) and as a result thereof the Borrower and SDTS AssetCo will allocate the SDTS Assets and certain related liabilities, as more particularly described in the SDTS Pre-Closing Merger Agreement (together with the SDTS Assets, the “SDTS Package”), to SDTS AssetCo and (iii) pursuant to a Contribution Agreement between Oncor and Oncor AssetCo (the “Oncor Pre-Closing Contribution Agreement”), Oncor will contribute and transfer (the “Oncor Pre-Closing Contribution”) the Oncor T Assets (as defined below) to Oncor AssetCo and Oncor AssetCo will assume certain related liabilities (together with the Oncor T Assets, the “Oncor T Package”), as more particularly described in the Oncor Pre-Closing Contribution Agreement;

WHEREAS, the Oncor T Package includes all of the properties and assets owned by Oncor that relate to the Applicable Transmission Systems (as defined in the Principal Merger Agreement) (the “Oncor T Assets”);

WHEREAS, in connection with the foregoing, the Borrower and Sharyland will agree that (i) the SDTS Assets will be removed from the SU/SDTS Leases, (ii) the Oncor T Assets will be added to the SU/SDTS Leases and (iii) the SU/SDTS Leases will be amended to accommodate the foregoing transactions;

WHEREAS, the formation of SU AssetCo and SDTS AssetCo, the SU AssetCo Merger, the SDTS AssetCo Merger, the Oncor AssetCo Merger, the SU Pre-Closing Merger, the SDTS Pre-Closing Merger, the Oncor Pre-Closing Contribution, the modifications to and terminations of the Leases described above and the other transactions contemplated by the Principal Merger Agreement, the SU Pre-Closing Merger Agreement, the SDTS Pre-Closing Merger Agreement and the Oncor Pre-Closing Contribution Agreement are referred to collectively herein as the “Transactions;”

WHEREAS, concurrently with the closing of the Transactions, the Borrower will execute and deliver to the Collateral Agent and the other Secured Parties (or an agent acting on their behalf) party hereto (or their agents) a certificate in substantially the form attached to this Direction Letter as Exhibit A (the “Merger Certificate”);

WHEREAS, the Borrower has requested, and the Secured Parties party hereto (or an agent on behalf of the relevant Secured Parties) have agreed subject to the terms and conditions hereof to (i) consent to the termination and release of any and all liens and security interests granted in the Collateral Documents with respect to all SDTS Assets substantially concurrently with the effectiveness of the SDTS AssetCo Merger (all such Collateral to be released, the “Released Collateral”) and (ii) direct the Collateral Agent, upon delivery by the Borrower to the

Collateral Agent of the Merger Certificate, execute and deliver releases of all liens and security interests covering the Released Collateral (the “SDTS Releases”) pursuant to which the Collateral Agent will release the liens and security interests granted in the Collateral Documents with respect to the Released Collateral; and

WHEREAS, the Borrower has requested, and the Secured Parties party hereto (or an agent on behalf of the relevant Secured Parties) have agreed, subject to the terms and conditions hereof, to amend (and to direct the Collateral Agent to amend) the Collateral Agency Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.LIMITED CONSENT AND DIRECTION BY SECURED PARTIES.

a.	In accordance with Sections 5.2, 6.1 and 13 of the Collateral Agency Agreement, the Secured Parties party to this Direction Letter (or an agent on behalf of the relevant Secured Parties) hereby:
(i)

consent to the termination and release of the liens and security interests created under the Security Agreement in respect of any and all Released Collateral substantially concurrently with the effectiveness of the SDTS AssetCo Merger; and

(ii)

upon the execution and delivery of the Merger Certificate by the Borrower to the Collateral Agent, authorize, direct and instruct the Collateral Agent, at the sole cost and expense of the Borrower, (A) to terminate and release without recourse, representation or warranty any and all security interests in and liens on the Released Collateral granted under the Collateral Documents, (B) to execute and deliver (at the expense of the Borrower) the SDTS Releases in the forms attached to this Direction Letter as Exhibit B and to authorize the Borrower to file such SDTS Releases in the applicable recording offices, (C) to execute and deliver (at the expense of the Borrower) such other documents (in form and substance reasonably satisfactory to the Collateral Agent) as shall be prepared and determined by the Borrower to be reasonably necessary for the purpose terminating and releasing the security interests in and liens on the Released Collateral granted under the Collateral Documents, and (D) to do, execute and deliver, or cause to be done, executed and delivered all such further acts, instruments, documents and agreements as may be reasonably requested by the Borrower (at the expense of the Borrower), which may be necessary or desirable in order to evidence or effectuate the SDTS Releases or the termination and release of all liens and security interests on the Released Collateral.

The parties hereto acknowledge and agree that the Collateral Agent shall be a third party beneficiary of this Section 1 of this Direction Letter.

2.AMENDMENTS TO COLLATERAL AGENCY AGREEMENT.

In accordance with Section 13 of the Collateral Agency Agreement, the Secured Parties party to this Direction Letter (or an agent acting on behalf of the relevant Secured Parties) hereby authorize, direct and instruct the Collateral Agent to amend the Collateral Agency Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold underlined text (indicated textually in the same manner in the following example: underlined text), as set forth in the Collateral Agency Agreement as attached hereto as Exhibit C, and by their execution and delivery of this Direction Letter, the Collateral Agent, the Secured Parties (or an agent acting on behalf of the relevant Secured Parties) and the Borrower hereby agree that the Collateral Agency Agreement is amended as set forth in the Collateral Agency Agreement as attached hereto as Exhibit C, which amendments shall become effective upon (a) the execution and delivery of the Merger Certificate by the Borrower to the Collateral Agent, (b) the Closing Date (as defined under the Principal Merger Agreement) having occurred and (c) the receipt by the Secured Parties (or by an agent acting on their behalf), which shall be deemed to occur upon posting thereof on IntraLinks or similar website to which Secured Parties have access, of a copy of an order from the Public Utility Commission of Texas approving the transactions contemplated by the Principal Merger Agreement, which order is in effect and either (a) the time period for filing a motion for rehearing of the order has expired without a motion having been filed, or (b) if the time period for filing a motion for rehearing of the order has expired and a motion for rehearing was timely filed (i) an order overruling the motion has been issued, (ii) the motion for rehearing has been overruled by operation of law or (iii) such motion is a Procedural Motion that could not reasonably be expected to have (A) a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole and/or (B) an adverse effect on the ability of the Borrower and its Subsidiaries to perform their respective obligations under any Financing Agreement, the ability of any subsidiary guarantor to perform its obligations under its guaranty, the validity or enforceability of the Financing Agreements and/or the validity, perfection or priority of the Collateral Agent’s Liens on any material Collateral.

For purposes of this Direction Letter, “Procedural Motion” shall mean a motion or other filing (1) seeking clarification on, further information or data with respect to, or otherwise dealing with or relating to deployment, implementation, procedural and/or administrative issues and matters (such as, but not limited to, transition of retail customers, implementation of rates, language requested by ERCOT to be included in the order relating to updates to models for ERCOT or otherwise and/or the transition or incorporation of regulatory assets and liabilities among the parties subject to the order), and (2) which, if adversely determined, would not negate the approval of the transactions contemplated by the Principal Merger Agreement.

3.REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the undersigned Secured Parties (or an agent acting on behalf of the relevant Secured Parties) to enter into this Direction Letter, the Borrower hereby represents and warrants to the Secured Parties party hereto that no default or other right of enforcement or acceleration under a Financing Agreement or Event of Default has occurred and is continuing on the date hereof. In order to induce the Collateral Agent to take the actions requested in Section 1(a) hereof, the Borrower hereby represents and warrants to the Collateral Agent that no default or other right of enforcement or acceleration under a Financing Agreement or Event of Default has occurred and is continuing on the date hereof.

4.CONTINUING EFFECT OF CREDIT DOCUMENTS. Except as expressly set forth herein, this Direction Letter shall not constitute an amendment or waiver of any provision of any Financing Agreement and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Borrower that would require an amendment, waiver or consent of any Secured Party. Except as expressly waived hereby, the provisions of each Financing Agreement are and shall remain in full force and effect. This Direction Letter shall be deemed a Credit Document for purposes of the Revolving Credit Agreement and the Term Loan Credit Agreement, a Financing Document for purposes of each of the 2009 NPA, the 2010 NPA, the SP Notes Credit Agreement and a Note Document for purposes of the A/B NPA.

5.FEES.

a.In accordance with Section 12.1 of the Revolving Credit Agreement, the Borrower shall pay the fees, charges and disbursements of the Revolving Administrative Agent’s special counsel in connection with this Direction Letter.

b.In accordance with Section 12.1 of the Term Loan Credit Agreement, the Borrower shall pay the fees, charges and disbursements of the Term Loan Administrative Agent’s special counsel in connection with this Direction Letter.

c.In accordance with Section 15.1 of the 2009 NPA, the Borrower shall pay the fees, charges and disbursements of the 2009 Holders’ special counsel in connection with this Direction Letter.

d.In accordance with Section 15.1 of the 2010 NPA, the Borrower shall pay the fees, charges and disbursements of the 2010 Holders’ special counsel in connection with this Direction Letter.

e.In accordance with Section 15.1 of the SP Notes Credit Agreement, the Borrower shall pay the fees, charges and disbursements of the SP Note Holders’ special counsel in connection with this Direction Letter.

f.In accordance with Section 15.1 of the A/B NPA, the Borrower shall pay the fees, charges and disbursements of the A/B Holders’ special counsel in connection with this Direction Letter.

g.In accordance with Section 2.8 of the Collateral Agency Agreement, the Borrower shall pay the fees, charges and disbursements of the Collateral Agent’s special counsel in connection with this Direction Letter.

6.COUNTERPARTS. This Direction Letter may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Direction Letter by facsimile or electronic transmission shall be effective as the delivery of a manually executed counterpart of this Direction Letter.

7.SEVERABILITY. Any provision of this Direction Letter which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.INTEGRATION. This Direction Letter represents the agreement of the Borrower, the Secured Parties and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Secured Parties or the Collateral Agent relative to the subject matter hereof not expressly set forth or referred to herein.

9.GOVERNING LAW. THIS DIRECTION LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS DIRECTION LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.COLLATERAL AGENT.  The parties hereto agree that the Collateral Agent shall be afforded all of the rights, protections, indemnities, immunities and privileges afforded to the Collateral Agent under the Collateral Agency Agreement in connection with the execution of this Direction Letter and performance of its obligations hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Direction Letter as of the date first above written.

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C., as the
Borrower

By:
Name:
Title:

Signature Page to Direction Letter to Collateral Agen

SECURED PARTIES

ROYAL BANK OF CANADA, as
Revolving Administrative Agent

By:
Name:
Title:

Aggregate Amount of Commitments held by the Lenders under the Revolving Credit Agreement on the date hereof:

$

Signature Page to Direction Letter to Collateral Agen

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as
Term Loan Administrative Agent

By:
Name:
Title:

Aggregate Amount of Loans held by the Lenders under the Term Loan Credit Agreement on the date hereof:

$

Signature Page to Direction Letter to Collateral Agen

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a 2009 Holder

By:
Name:
Title:

Aggregate Principal Amount of 2009 Notes held by such Holder on the date hereof:

$

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a 2009 Holder

By:	PGIM, Inc., as investment manager

By:
Name:
Title:

Aggregate Principal Amount of 2009 Notes held by such Holder on the date hereof:

$

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as 2010 Holder

By:
Name:
Title:

Aggregate Principal Amount of 2010 Notes held by such Holder on the date hereof:

$

Signature Page to Direction Letter to Collateral Agen

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY, as a SP Note Holder

By:
Name:
Title:

Aggregate Principal Amount of SP Notes held by such Holder on the date hereof:

$

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION, as a SP Note Holder

By:	PGIM, Inc., as investment manager

By:
Name:
Title:

Aggregate Principal Amount of SP Notes held by such Holder on the date hereof:

$

Signature Page to Direction Letter to Collateral Agen

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a SP Note Holder

By:
Name:
Title:

Aggregate Principal Amount of SP Notes held by such Holder on the date hereof:

$

Signature Page to Direction Letter to Collateral Agen

[NAME OF HOLDER], as A/B Holder

By:
Name:
Title:

Aggregate Principal Amount of A/B Notes held by such Holder on the date hereof:

$

Signature Page to Direction Letter to Collateral Agen

ANNEX A TO FIFTH AMENDMENT, DIRECTION AND WAIVER

Amended and Restated Note Purchase Agreement, as amended by this Amendment

[see attached]

ANNEX A

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

$110,000,000

6.47% Senior Notes due September 30, 2030

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated July 13, 2010,

AS AMENDED BY:

FIRST AMENDMENT DATED AS OF JUNE 9, 2011

SECOND AMENDMENT DATED AS OF OCTOBER 15, 2013

THIRD AMENDMENT DATED AS OF DECEMBER 10, 2014

~~AND~~

FOURTH AMENDMENT DATED AS OF SEPTEMBER 28, 2015

AND

FIFTH AMENDMENT DATED AS OF November 1, 2017

i

ANNEX A-ii
(Amended and Restated Note Purchase Agreement)

ANNEX A-iii
(Amended and Restated Note Purchase Agreement)

ANNEX A-iv
(Amended and Restated Note Purchase Agreement)

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS
SCHEDULE B	—	DEFINED TERMS
Schedule 4.12(a)	—	Deeds of Trust
Schedule 5.3	—	Disclosure Materials
Schedule 5.4	—	Ownership of the Company, etc.; Officers
Schedule 5.5	—	Financial Statements
Schedule 5.7	—	Government Authorizations
Schedule 5.12(a)	—	Required Permits
Schedule 5.12(b)	—	Material Project Documents
Schedule 5.13	—	ERISA
Schedule 5.16	—	Indebtedness
Schedule 8.1	—	Principal Amortization Schedule
Schedule 9.2	—	Insurance
Schedule 10.1	—	Cap Rock Transaction
Schedule 10.20	—	Burdensome Agreements
Exhibit 1	—	Form of 6.47% Senior Secured Note due September 30, 2030
Exhibit 2	—	Form of Subordination Terms
Exhibit 3	—	Form of Subsidiary Guaranty

Security Documents

Exhibit S-1	—	Form of Amended and Restated Collateral Agency Agreement
Exhibit S-2	—	Form of Deed of Trust
Exhibit S-3A	—	Form of Company Pledge Agreement
Exhibit S-3B	—	Form of TDC Pledge Agreement
Exhibit S-4	—	Form of Negative Pledge Agreement

ANNEX A-v
(Amended and Restated Note Purchase Agreement)

6.47% Senior Notes due September 30, 2030

July 13, 2010

TO EACH OF THE PURCHASERS LISTED IN

Schedule A Hereto:

Ladies and Gentlemen:

Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”):

RECITALS

WHEREAS, Hunt Transmission Services, L.L.C. (“Hunt”) entered into an Agreement and Plan of Merger, dated as of December 17, 2009 (the “Acquisition Agreement”), pursuant to which HTS Acquisition Sub., Inc, a Delaware corporation and a wholly owned indirect subsidiary of Hunt (“Merger Sub”) merged with and into Cap Rock Holding Corporation (“Holding”), a Delaware corporation, which owns directly or indirectly all of the capital stock of Cap Rock Energy Corporation, a Texas corporation (the acquisition and the transactions related therein, the “Merger”);

WHEREAS, in connection with the Merger, Merger Sub entered into that certain Note Purchase Agreement, dated as of July 13, 2010 (the “Acquisition Date”), among Merger Sub, as issuer, and the Purchasers, as purchasers thereunder, with respect to the issuance of 6.47% Senior Notes due September 30, 2030, in the aggregate principal amount of $110,000,000 (the “Initial NPA”);

WHEREAS, Holding as the survivor of the merger with Merger Sub, succeeded to and assumed by operation of law all of the rights, duties, obligations and liabilities of Merger Sub under the Initial NPA, and Holding has confirmed its obligations under the Initial NPA pursuant to that certain Ratification Agreement, dated the Acquisition Date, executed by Holding in favor of the Purchasers;

WHEREAS, Cap Rock Energy Corporation, pursuant to and in accordance with the Plan of Conversion, dated as of the Acquisition Date, was converted from a Texas corporation to a Texas limited liability company, as so converted Cap Rock Energy LLC (“CR Energy”);

WHEREAS, pursuant to the Assumption Agreement, dated as of the Acquisition Date, between Holding and CR Energy, CR Energy, with the consent of the Collateral Agent and the Purchasers, assumed all of the rights, duties, obligations and liabilities of Holding under the Initial NPA;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of the Acquisition Date, between CR Energy and the Company, CR Energy was merged into the Company with the

ANNEX A-1
(Amended and Restated Note Purchase Agreement)

Company being the surviving corporation and succeeding by operation of law to the Initial NPA; and

WHEREAS, subject to and on the terms and conditions set forth herein, the parties hereto wish to amend and restate the Initial NPA in its entirety as set forth herein, with the Initial NPA as so amended and restated being hereinafter referred to as the “Agreement”;

NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $110,000,000 aggregate principal amount of its 6.47% Senior Notes due September 30, 2030 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.  SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen, 399 Park Avenue, New York, NY, at 11:00 a.m., New York time, at a closing (the “Closing”) on July 13, 2010, or on such other Business Day thereafter on or prior to July 16, 2010 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 4426868026 at Bank of America, 901 Main Street, Dallas, TX 75202 ABA: 026009593 or to such other account as established in a flow of funds memorandum that is agreed upon between the Company and the Purchasers. If at  the Closing the Company shall fail to tender  such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified  in  Section  4  shall  not  have  been  fulfilled  to  such  Purchaser’s  satisfaction,   such Purchaser shall, at its election, be relieved

ANNEX A-2
(Amended and Restated Note Purchase Agreement)

of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.  CONDITIONS TO CLOSING

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to the satisfaction of each Purchaser, prior to or at the Closing, of the following conditions:

Section 4.1 Representations and Warranties.  The representations and warranties of  the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2 Performance; No Default.The Company shall have performed and  complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing and no “Default” or “Event of Default” under the 2009 Note Agreement or the RBC Agreement shall have occurred and be continuing.

Section 4.3 Compliance Certificates.

(a)Company’s Closing Certificates. The Company shall have delivered to each Purchaser an officer’s certificate, dated the Closing Date, certifying that (i) the conditions specified in Sections 4.1 and 4.2 have been fulfilled, and (ii) that each of the other conditions precedent to the occurrence of the Closing has been satisfied.

(b)Company’s Authority Certificate. The Company shall have delivered to each Purchaser a certificate of its secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings by the Company relating to the authorization, execution and delivery of the Notes and this Agreement and the other Transaction Documents to which it is a party.

Section 4.4  Opinions of  Counsel.  Such Purchaser shall have received opinions in   form and substance satisfactory to such Purchaser, dated the date of the Closing (a)(i) from  Mayer Brown LLP, counsel for the Company, Sharyland, New Owner and New Operator, covering such matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request, and (ii) from Sutherland, Asbill & Brennan LLP,  special counsel for the Company, Sharyland, New Owner and New Operator, covering Federal and Texas regulatory matters (and the Company hereby instructs its counsel to deliver such opinion  to the Purchasers and the Secured Parties), and (b) from Bingham McCutchen LLP, in connection with such transactions, in form and substance satisfactory to the Purchasers and covering such other matters incident to such transactions as the Purchasers may reasonably request.

Section 4.5 Purchase Permitted By Applicable Law, Etc.  On  the  date  of  the  Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations  of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance

ANNEX A-3
(Amended and Restated Note Purchase Agreement)

companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was  not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6 Sale of Other Notes. Contemporaneously with the Closing, (a)  the  Company shall sell to each Purchaser and each Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A; (b) the transactions contemplated by the RBC Agreement shall be consummated and (c) the transactions contemplated by the TDC Note Agreement shall be consummated.

Section 4.7 Payment of Special Counsel and Other Fees and Expenses. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing: (a) the fees, charges and disbursements of the Purchasers’ special counsel, Bingham McCutchen LLP and the Purchasers’ Texas counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing and (b) all other fees, including to the extent not paid pursuant to the Initial NPA a structuring fee in the amount of $550,000 to Prudential (the “Structuring Fee”), and out-of-pocket costs and expenses (including legal fees and expenses and consultant fees and expenses) and other compensation contemplated hereby or by the other Financing Documents, or pursuant to separate letter agreements, payable to the Purchasers.

Section 4.8 Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9 Changes in Structure. The Cap Rock Transaction shall be consummated prior to or contemporaneously with the Closing. The Company shall not have changed its jurisdiction of formation or been a party to any merger or consolidation or succeeded to all or  any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except in connection with the Cap Rock Transaction.

Section 4.10 Funding Instructions. At least one Business Day prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11 Proceedings and Documents. Each Purchaser shall have received the following, each to be (i) dated the Closing Date unless otherwise indicated, and (ii) in form and substance satisfactory to the Purchasers:

(a)The Notes to be purchased by the Purchasers;

ANNEX A-4
(Amended and Restated Note Purchase Agreement)

(b)This Agreement and each other Financing Document, duly executed, authorized and delivered by each party thereto;

(c)The certificates of formation of the Company, each Member, New Owner and New Operator each certified as of a recent date by the Secretary of State of Texas and by such Person’s secretary or other authorized officer;

(d)The organizational documents of each the Company, each Member, New Owner and New Operator certified by such Person’s secretary or other authorized officer;

(e)With respect to each of the Company, Sharyland, New Owner and New Operator, an incumbency certificate signed by the secretary and one other officer of such Person, certifying as to the names, titles and true signatures of the officers of such Person authorized to sign this Agreement, the Notes, the other Financing Documents to which such Person is a party and other documents to be delivered hereunder or thereunder;

(f)A certificate of the secretary of the Company, Sharyland, New Owner and New Operator attaching resolutions of its management committee or other governing body evidencing approval of the transactions contemplated by this Agreement and the other Financing Documents to which such Person is a party and, with respect to the Company, the issuance of the Notes, and in each case, the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded;

(g)Good standing certificates as to each of the Company, each Member, New Owner and New Operator from all relevant jurisdictions;

(h)Evidence of the filing and acceptance of financing statements which name the Company, as debtor, and the Collateral Agent, as secured party, in all applicable offices, together with copies of such financing statements;

(i)A schedule of all Required Permits, together with copies thereof certified by officers of the Company as being true, correct and complete, in full force and effect and not subject to any appeal or further proceeding;

(j)Certified copies of the documents delivered in connection with the consummation of the Cap Rock Transaction, including without limitation the Public Utility Commission of Texas and FERC approvals issued in connection with the Cap Rock Transaction;

(k)Copies of the documents delivered in connection with the consummation of the transactions contemplated by the RBC Agreement and of the documents delivered in connection with the consummation of the transactions contemplated by the TDC Note Agreement; and

(l)Such additional documents or certificates with respect to such legal matters or limited liability company, general partnership or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Purchasers.

Section 4.12 Joinder Agreement, Etc. The Obligations shall be secured by a perfected

ANNEX A-5
(Amended and Restated Note Purchase Agreement)

first priority security interest (subject to Permitted Liens) in the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, and the Company will deliver or cause to be delivered to the Purchasers and the Collateral Agent on the Closing Date a joinder agreement, substantially in the form of Exhibit A attached to the Collateral Agency Agreement, duly executed by the Company, the Collateral Agent and each Purchaser as a “Joining Party” (the “2010 NPA Joinder Agreement”), and the following, each of which shall be in full force and effect:

(a)The First Lien Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filings (Texas) by and from the Company, as grantor, to Peter M. Oxman, as trustee, for the benefit of the Collateral Agent and the Secured Parties, dated as of July 13, 2010, covering the real property listed on Schedule 4.12(a) hereto;

(b)An Assignment of Membership Interests and Pledge Agreement in the form attached hereto as Exhibit S-3A, duly executed by the Company, with respect to its membership interests in New Owner, to the Collateral Agent for the benefit of the Secured Parties (the “Pledge Agreement (Company)”), and an Assignment of Membership Interests and Pledge Agreement in the form attached hereto as Exhibit S-3B, duly executed by TDC, with respect to its membership interests in the Company, to the Collateral Agent for the benefit of the Secured Parties (the “Pledge Agreement (TDC)”, and together with the Pledge Agreement (Company), the “Pledge Agreements”);

(c)A Negative Pledge Agreement in the form attached hereto as Exhibit S-4, duly executed by New Owner to the Collateral Agent for the benefit of the Secured Parties (the “Negative Pledge Agreement”);

(d)A joinder agreement, substantially in the form of Exhibit A attached to the Collateral Agency Agreement, duly executed by RBC (the “RBC Joinder Agreement”); and

(e)Such other documents, instruments and agreements any Purchaser may reasonably request to grant to the Collateral Agent first priority (subject only to Permitted Liens) perfected Liens on the Collateral.

Section 4.13 UCC Searches; and Litigation Searches. The Collateral Agent and the Purchasers shall have received UCC and litigation searches of the Company, each Member, New Owner and New Operator which searches shall (i) confirm that no Liens other than Permitted Liens exist on the Collateral and that such Persons are not subject to any litigation, and (ii) be otherwise in substance satisfactory to the Collateral Agent and the Purchasers.

Section 4.14  Insurance.  The Company shall have delivered to the Purchasers evidence of insurance in effect that meets the requirements of Section 9.2, and the Purchasers shall have received an insurance consultant’s report, which shall be addressed to the Purchasers and shall be in form and substance satisfactory to the Purchasers.

Section 4.15 Financial Statements. The Purchasers shall have received unaudited financial statements of the Company and each Member for the calendar quarter ended March 31, 2010.

Section 4.16  Consents and Approvals.  All Required Permits and all governmental   and third party permits and regulatory and other approvals required to be in effect in connection with

ANNEX A-6
(Amended and Restated Note Purchase Agreement)

the issuance of the Notes hereunder have been obtained and are in effect, all applicable waiting periods have expired without any materially adverse action being taken by any applicable authority, and copies of the documentation thereof shall have been delivered to each Purchaser.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1 Organization; Power and Authority. Each of the Company,  each  Member, New Owner and New Operator is a limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its  jurisdiction of formation, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company, each Member, New Owner and New Operator has the limited liability company or limited partnership, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2 Authorization, Etc. This Agreement  and  the  other  Transaction  Documents have been duly authorized by all necessary limited liability company or limited partnership, as applicable, action on the part of the Company, each Member, New Owner and New Operator, and this Agreement and the other Transaction Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company, such Member, New Owner or New Operator, as applicable, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. This Agreement, the other Transaction Documents and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company, a Member, New Owner or New Operator in connection with the transactions contemplated hereby, and the financial statements listed in Schedule 5.5 (this Agreement, and such documents, certificates or other writings listed on Schedule 5.3 and such financial statements delivered to each Purchaser and listed on Schedule 5.5 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company and Sharyland to be reasonable at the time made and on the Closing Date, it being recognized by each Purchaser that such financial information as it relates to future events is not to be viewed as fact and that actual results during the

ANNEX A-7
(Amended and Restated Note Purchase Agreement)

period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Except as disclosed in the Disclosure Documents, since December 31, 2009, there has been no change in the financial condition, operations, business, properties or prospects of the Company, a Member, New Owner or New Operator except changes that individually or in the aggregate could not reasonably be expected  to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Interests. Schedule 5.4 contains a complete and correct list and description of (i) each of the Company’s, each Member’s, New Owner’s and New Operator’s jurisdiction of its organization and its ownership structure, (ii) the Company’s and each Member’s Subsidiaries, and (iii) the Company’s, each Member’s, New Owner’s and New Operator’s senior officers. None of the Company, Sharyland, New Owner or New Operator has any Subsidiaries as of the Closing Date except as shown on Schedule 5.4.

Section 5.5 Financial Statements;  Material  Liabilities.  The  Company  and  Sharyland have delivered to each Purchaser copies of the financial statements listed  on  Schedule 5.5.

(a)With respect to the consolidated financial statements of the Company and Sharyland, all of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial positions of the Company and Sharyland, each as of the respective dates specified in such Schedule and the results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Neither the Company nor Sharyland has any material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

(b)With respect to the consolidated financial statements of Cap Rock Energy Corporation, to the knowledge of the Company and Sharyland, all of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial positions of Cap Rock Energy Corporation as of the date specified in Schedule 5.5 and the results of its operations and cash flows, on a consolidated basis, for the period so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of  any interim financial statements, to normal year-end adjustments). To the knowledge of the Company and Sharyland, Cap Rock Energy Corporation does not have any material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6 Compliance with Laws, Other  Instruments,  Etc.  The  execution,  delivery and performance by the Company, the Members, New Owner and New Operator of this Agreement and the Notes and the other Transaction Documents to which such Person is a party, do not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Person under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or limited partnership or limited liability company agreement, or any other agreement or instrument to which such Person is bound

ANNEX A-8
(Amended and Restated Note Purchase Agreement)

or by which such Person or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Person or (iii) violate any provision of any statute or other rule or regulation  of any Governmental Authority applicable to such Person, which in the case of any of the foregoing clauses (i) through (iii), with respect to Material Project Documents, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.7  Governmental Authorizations, Etc.  Except as set forth on Schedule 5.7, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance  by the Company, either Member, New Owner or New Operator of this Agreement or the Notes  or any of the other Transaction Documents to which it is a party.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, either Member, New Owner or New Operator or any of their property in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)None of the Company, either Member, New Operator or New Owner is in default under any term of any Material Project Document or any other agreement or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation  of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)To the knowledge of the Company, after due inquiry, no breach or default under any of the Material Project Documents has occurred and is continuing.

Section 5.9 Taxes. Each of the Company, each Member,  New  Owner  and  New Operator has filed all material tax returns that are required to have been filed (or timely requests for extensions have been filed, have been granted and are not expired) in any jurisdiction, and  has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Person has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate.

Section 5.10 Title to Property; Leases. The Company has good and sufficient title to  the

ANNEX A-9
(Amended and Restated Note Purchase Agreement)

System and the Acquired System, New Owner has good and sufficient title to the FERC Assets and the Company, Sharyland, New Owner and New Operator have good and sufficient title to their properties that individually or in the aggregate are material to them, free and clear of Liens (other than Permitted Liens).  All leases that individually or in the aggregate are material  to the Company, Sharyland, New Owner or New Operator are valid and subsisting and are in full force and effect in all material respects.

Section 5.11 Insurance. Sharyland and New Operator have all insurance coverage required by Section 9.2.

Section 5.12 Licenses, Permits, Etc.; Material Project Documents. The Company, Sharyland, New Owner and New Operator own or possess all governmental and third party licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are material to the ownership, leasing, operating and maintenance of the System, including the Acquired System, and the FERC Assets, including the Certificates of Convenience and Necessity (#30192, #30026, #30114 and #30191) issued or transferred by the Public Utility Commission of Texas to Sharyland and the New Operator (collectively, the “Required Permits”), without known conflict with the rights of others. All Required Permits are listed in Schedule 5.12(a). The Material Project Documents listed on Schedule 5.12(b) constitute and include all material contracts and agreements to which the Company, Sharyland, New Owner or New Operator is a party. Each Material Project Document is in full force and effect, and constitutes the legal, valid and binding obligation of each party thereto as of the date hereof.

Section 5.13 Compliance with ERISA. The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to  result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities

ANNEX A-10
(Amended and Restated Note Purchase Agreement)

(and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is not material to it.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any non-exempt prohibited transaction under section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.13(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.14 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than five other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.15 Use of Proceeds; Margin Regulations. The Company has applied the proceeds of the sale of the Notes to (i) pay the purchase price for the Cap Rock Transaction   and (ii) pay all fees, expenses and costs related to Closing, including legal fees and the Structuring Fee. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in Regulation U.

Section 5.16 Existing Indebtedness; Future Liens. (a) Schedule 5.16 sets forth a complete and correct list of all outstanding Indebtedness of the Company, each Member, New Owner and New Operator as of March 31, 2010 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any). Since March 31, 2010, there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company, a Member, New Owner or New Operator. None of the Company, a Member, New Owner or New Operator is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any of its Indebtedness and no event or condition exists with respect to any of its Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons

ANNEX A-11
(Amended and Restated Note Purchase Agreement)

to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not otherwise permitted by Section 10.5.

(c)The Company is not a party to, nor otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, other than the 2009 Note Agreement and the RBC Agreement.

Section 5.17 Foreign Assets Control  Regulations, Etc.  (a) Neither the sale of the  Notes by the Company hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)None of the Company, the Members, New Owner or New Operator: (i) is  a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company, each Member,  New Owner and New Operator is in compliance, in all material respects, with the USA Patriot Act.

(c)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in  all cases that such Act applies to the Company and the Members.

Section 5.18 Status under Certain Statutes.  Prior to, and after consummation of, the Cap Rock Transaction:

(a)Neither Member nor the Company is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.

(b)Neither the Company nor either Member is a “public utility” under the FPA and the regulations of FERC thereunder. The execution, delivery and performance of the Company’s and Sharyland’s obligations under the Transaction Documents requires no authorization of approval by, or notice to, and is not subject to the jurisdiction of, FERC under the FPA.

(c)Sharyland and the holding company system of which it is a part have obtained a waiver of the requirements of 18 C.F.R. 366.21, 366.22 and 366.23 (FERC Docket No. PH06-59-000), but are subject to the FERC regulations relating to regulatory access to books and records. Sharyland and the

ANNEX A-12
(Amended and Restated Note Purchase Agreement)

holding company system of which it is a part have filed a notice of holding company status under FERC Docket No. HC06-1-000 and may be required to submit a revised notice of holding company status and/or a revised request for the waiver described in the preceding sentence as a result of the transactions contemplated in the Transaction Documents or in Schedule 10.1.  Under FERC’s currently effective regulations, the Company will be  deemed not to be a “public-utility company” and as a result TDC is not a “holding company” under PUHCA; as a result of the Cap Rock Transactions, Sharyland will become a “holding company” under PUHCA.

(d)The Company is subject to regulation as an “electric utility” by the Public Utility Commission of Texas. The execution, delivery and performance of the Company’s and Sharyland’s obligations under the Transaction Documents requires no authorization or approval by, or notice to, the Public Utility Commission of Texas or under the Public Utility Regulatory Act of Texas other than those that have been obtained.

(e)Solely by virtue of the execution, delivery and performance of the Transaction Documents, no Purchaser will become subject to any of the provisions of the FPA, PUHCA (based on FERC’s currently effective definitions under PUHCA) or the Public Utility Regulatory Act of Texas, or to regulation under any such statute.

Section 5.19 Environmental Matters. (a) The Company has no knowledge of  any claims nor has it received any notice of any claim, and no proceeding has been instituted raising any claim against the Company, a Member, New Owner or New Operator or any of their real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)The Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company, either Member, New Owner or New Operator or to other assets or its use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)None of the Company, a Member, New Owner or New Operator has  stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d)All buildings on all real properties now owned, leased or operated by the Company, a Member, New Owner or New Operator are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20 Force Majeure Events; Employees. None of the System, the Acquired System, the FERC Assets nor any of the other assets of the Company, a Member, New Owner and New Operator has suffered any Force Majeure Event that is continuing. Neither the Company nor New Owner has any employees.

Section 5.21 Collateral. The Collateral, as described in the Security Documents,

ANNEX A-13
(Amended and Restated Note Purchase Agreement)

constitutes all of the Company’s rights in the System Lease and the System and all of its membership interests in New Owner and all of TDC’s membership interests in the Company.  The security interests in the Collateral granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Financing Documents: (a) constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest and Lien under each applicable Uniform Commercial Code, and (b) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under each applicable Uniform Commercial Code, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except for Permitted Liens. All action as is necessary has been taken to establish and perfect the Collateral Agent’s rights in and to, and the first lien priority of its Lien on, the Collateral, including any recording, filing, registration, delivery to the Collateral Agent, giving of notice or other similar action. The Security Documents and financing statements relating thereto have been duly filed or recorded in each office and in each jurisdiction where required in order to create and perfect the Lien and security interest described above and the priority thereof.

SECTION 6.  REPRESENTATIONS OF THE PURCHASERS.

Section 6.1  Purchase for Investment.   Each Purchaser severally represents that it is   an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act.   Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s property shall at all times be within such Purchaser’s control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2 Source of Funds.  Each Purchaser severally represents that at least one of  the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

ANNEX A-14
(Amended and Restated Note Purchase Agreement)

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an  affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied as of the last day of the most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10% if such Person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or  “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part  I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other  than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

ANNEX A-15
(Amended and Restated Note Purchase Agreement)

SECTION 7. INFORMATION.

Section 7.1 Financial and Business Information.  The Company shall  deliver,  and shall cause Sharyland to deliver, and shall use commercially reasonable efforts to cause each other Qualified Lessee (other than any Consolidated Qualified Lessee) to deliver, to each Holder of Notes (provided, that no default shall arise under this Section 7.1 as a result of the failure by a Qualified Lessee other than Sharyland to deliver financial statements and other documents in accordance with the requirements of an applicable Lease and such Lease is terminated in accordance with Section 9.14 hereunder):

(a)Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each calendar year of such Person and its Subsidiaries (excluding the  last quarterly fiscal period of each such calendar year), duplicate copies of

(i)balance sheets of such Person and its Subsidiaries on a  consolidated basis as at the end of such quarter, and

(ii)profit and loss statements and cash flows statements for such Person and its Subsidiaries on a consolidated basis for such quarter and (in the case of the second and third quarters) for the portion of the calendar year ending with such quarter,

(iii)setting forth in each case in comparative form the figures for the corresponding periods in the previous calendar year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of such Person as fairly presenting, in all material respects, the financial position of the companies   being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)Annual Statements — within 90 days after the end of each calendar year of the Company and each Qualified Lessee (other than a Consolidated Qualified Lessee), as applicable, duplicate copies of

(i)balance sheets of such Person and its Subsidiaries on a  consolidated basis as at the end of such year; and

(ii)statements of income, profit and loss statements and cash flow statements for such Person and its Subsidiaries on a consolidated basis for such year, setting forth in each case in comparative form the figures for the previous  calendar year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

(A)an opinion thereon of Ernst & Young LLP or another independent public accounting firm of nationally recognized standing selected by the Company or such Qualified Lessee (herein, the “Approved Accountant”), which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of  the Approved Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such

ANNEX A-16
(Amended and Restated Note Purchase Agreement)

opinion in the circumstances, and

(B)a certificate of the Approved Accountants stating that they have reviewed this Agreement and stating  further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default (or, in the case of a Qualified Lessee, any default or event of default under the Lease under which such Qualified Lessee is a lessee), and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that the Approved Accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default (or, in the case of a Qualified Lessee, any default or event of default under the Lease  under which such Qualified Lessee is a lessee) unless the Approved Accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

(c)Other Reports — promptly upon their becoming available, and to the extent not otherwise required to be delivered pursuant to another provision of this Agreement, one copy of (i) each financial statement and budget and such other reports and notices as  a Holder may reasonably request sent by the Company or any Qualified Lessee to its Subsidiaries, (ii) each report or filing (without exhibits except as expressly requested by such Holder) other than regular and periodic reports and filings made by the Company, any Subsidiary, or any Qualified Lessee to any state or Federal regulatory body and (iii) each report and filing made by the Company to its lenders;

(d)Notice of Default or Event of Default — promptly, and in any event within 5 Business Days after (i) a Responsible Officer of the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(i), a written notice specifying the nature and period of existence thereof and what action the Company or any Subsidiary is taking or proposes to take with respect thereto and (ii) the Company receives a written notice of default under a System Lease from the applicable Qualified Lessee, a copy of such notice of default or a written notice specifying the nature and period of existence of such default and what action the Company is taking or proposes to take with respect thereto;

(e)[Intentionally Omitted];

(f)[Intentionally Omitted];

(g)Notices from Governmental Authority — promptly, and in any event  within 5 Business Days of receipt (or knowledge thereof by a Responsible Officer of the Company) of copies of any notice to the Company, any Subsidiary, or any Qualified Lessee from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(h)Other Notices — promptly, and in any event within 5 Business Days of receipt (or knowledge by a Responsible Officer of the Company) thereof:

(i)any pending or threatened adversarial or contested proceeding of or before a Governmental Authority relating to the System or the System Leases that, individually or in the

ANNEX A-17
(Amended and Restated Note Purchase Agreement)

aggregate, could reasonably be expected to have a Material Adverse Effect;

(ii)any litigation or proceeding taken or threatened in writing against the Company, any Subsidiary, or any Qualified Lessee, that, if successful, could reasonably be expected to result in a Material Adverse Effect;

(i)Annual Operating Budgets — As soon as available and  in  any event within 30 days after the close of each calendar year of the Company and each Qualified Lessee (other than a Consolidated Qualified Lessee), as the case may be,, the annual budget of the Company and its Subsidiaries and each Qualified Lessee, as applicable.

(j)Information Required by Rule 144A — upon the request of such Holder (and shall deliver to any qualified institutional buyer designated by such Holder), such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act (for the purpose of this Section 7.1(j), the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act); and

(k)Requested Information — with reasonable promptness, such  other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder of Notes.

Section 7.2   Officer’s Certificate.  Each set of financial statements delivered pursuant  to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of each Qualified Lessee (other than a Consolidated Qualified Lessee) or the Company,  as applicable, setting forth:

(a)Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.9, 10.6 and 10.9 of this Agreement, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that no Default or an Event of Default has occurred and is continuing (or in the case of any Qualified Lessee, any default or event of default has occurred and is continuing  under any Leases to which it is a party, which default or event of default constitutes an Event of Default pursuant to Section 11(f)) or, if any such condition or event has occurred and is continuing (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), (or in the case of any Qualified Lessee, any default or event of default has occurred and is continuing under any Leases to which it is a party, which default or event of default constitutes an Event of Default pursuant to Section 11(f)), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

ANNEX A-18
(Amended and Restated Note Purchase Agreement)

Section 7.3 [Intentionally Omitted]

SECTION 8.  PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Amortization; Maturity. On each Payment  Date,  the  Company  will prepay the principal amounts set forth in the amortization  schedule  attached  hereto  as  Schedule 8.1 (the “Amortization Schedule”) (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Yield-Maintenance Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as  the aggregate unpaid principal amount of the Notes is reduced as a result of the prepayment. The entire unpaid principal balance of the Notes shall be due and payable on the Maturity Date.

Section 8.2 Optional Prepayments  with  Yield-Maintenance  Amount.  The  Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Yield-Maintenance Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Yield-Maintenance Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Yield-Maintenance Amount as of the specified prepayment date.

Section 8.3 Allocation of Partial Prepayments. In the  case  of  each  partial  prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4 Maturity; Surrender, Etc. In the case of each prepayment of Notes  pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Yield- Maintenance Amount, if any. From and after such date, unless the Company shall fail to pay  such principal amount when so due and payable, together with the interest and Yield- Maintenance Amount, if any, as aforesaid, interest on such principal amount shall cease to  accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

ANNEX A-19
(Amended and Restated Note Purchase Agreement)

Section 8.5 Purchase of Notes. The Company will not and  will  not  permit  any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to Section 13.2(b); provided that if an Affiliate which does not Control and is not Controlled by the Company has so acquired any of the outstanding Notes, such acquisition shall not constitute an Event of Default. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6Yield-Maintenance Amount.

“Yield-Maintenance Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to  the Called Principal of such Note over the amount of such Called Principal, provided that the Yield-Maintenance Amount may in no event be less than zero. For the purposes of determining the Yield-Maintenance Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run

U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the

ANNEX A-20
(Amended and Restated Note Purchase Agreement)

preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7Prepayment in Connection with Asset Sales

If the Company wants to offer to prepay any Notes in connection with an Asset Sale pursuant to Section 10.10, the Company will give written notice thereof to each Holder of Notes, which notice shall (i) refer specifically to this Section 8.7 and describe in reasonable detail the Asset Sales giving rise to such offer to prepay the Notes, (ii) specify the principal amount of each Note being offered to be prepaid, (iii) specify a date upon which the Notes will be prepaid, which shall be not less than 30 days and not more than 60 days after the date of such notice (the “Disposition Prepayment Date”) and specify the Disposition Response Date (as defined below), and (iv) offer to prepay on the Disposition Prepayment Date the amount specified in (ii) above with respect to each Note together with interest accrued thereon to the Disposition Prepayment Date. Each Holder of Notes shall notify the Company of such Holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company (provided, however, that any Holder who fails to so notify the Company shall be deemed to have rejected such offer) on a date at least 5 days prior to the Disposition Prepayment Date (such date 5 days prior to the Disposition Prepayment Date being the “Disposition Response Date”), and the Company shall prepay on the Disposition Prepayment Date the amount specified in (ii) above plus interest accrued thereon to the Disposition Prepayment Date, but without any Yield-Maintenance Amount or other premium, with respect to each Note held by the Holders who have accepted such offer in accordance with this Section 8.7.

ANNEX A-21
(Amended and Restated Note Purchase Agreement)

SECTION 9.  AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1 Compliance with  Law.  Without  limiting  Section  10.4,  the  Company will, and will cause its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2 Insurance.(a) Maintenance of Insurance. The Company will maintain or cause to be maintained and will cause its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

(b)Evidence of Insurance: Promptly upon request by a Holder or the Collateral Agent, the Company shall furnish the Holders and the Collateral Agent with approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits, and the policy term, and shall specifically list the special provisions enumerated for such insurance required by this Section 9.2. Upon request, the Company will  promptly furnish the Holders and the Collateral Agent with copies of all insurance certificates, binders,  and cover notes or other evidence of such insurance relating to the Collateral.

(c)No Duty of Purchaser to Verify: No provision of this Section 9.2 or any other provision of this Agreement, any other Financing Document or any Lease shall impose on the Holders or the Collateral Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Company, nor shall the Holders or the Collateral  Agent be responsible for any representations or warranties made by or on behalf of the Company to any insurance company or underwriter.

Section 9.3 Maintenance of Properties. The Company will, and will cause its Subsidiaries, Sharyland and Qualified Lessees that are Affiliates of the Company to, and will use commercially reasonable efforts to cause the other Qualified Lessees to, (a) maintain, preserve and protect in all material respects all of its respective material properties (including any such properties comprising any material portion of the System) and equipment necessary in the operation of its respective business (taken as a whole) in good, working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof.

ANNEX A-22
(Amended and Restated Note Purchase Agreement)

Section 9.4   Payment of Taxes and Claims.  The Company will, and will cause each    of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that none of the Company or any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by such Person on a timely basis in good faith and in appropriate proceedings, and such Person has established adequate reserves therefor in accordance with GAAP on its books or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5  Existence, Etc~~.~~.  Except as permitted under Section 10.2, the Company   will, and will cause each of its Subsidiaries, at all times preserve and keep in full force and effect its respective limited liability company, corporate or limited partnership existence and all rights and franchises of the Company unless (other than with respect to the Company’s existence), in the good faith judgment of the Company, the termination of or failure to preserve and keep in  full force and effect such limited liability company, corporate or limited partnership existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6 Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries and Sharyland to, and will use commercially reasonable efforts to cause other Qualified Lessees to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Person. The Company will permit representatives and independent contractors of the Holders of the Notes to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours no more than once per calendar year, upon reasonable advance notice to the Company; provided, however, that when an Event of Default has occurred and is continuing, any Holder of the Notes (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and as often as reasonably desired.

Section 9.7 Collateral; Further Assurances(a) The Company shall take all actions necessary to insure that the Collateral Agent, on behalf of the Secured Parties (or in the case of Real Property Collateral, the Trustee named in the Deeds of Trust, for the benefit of the Collateral Agent and the other Secured Parties), has and continues to have in all relevant jurisdictions duly and validly created, attached and enforceable Liens on the Collateral, including perfected first-priority Liens on Collateral constituting UCC Collateral or Real Property Collateral, in each case, to the extent required under the Security Documents (including, in accordance with clauses (c) and (d) of this Section 9.7, after-acquired Collateral), subject to no Liens other than Permitted Liens.

ANNEX A-23
(Amended and Restated Note Purchase Agreement)

The Company shall cause the Obligations to constitute direct senior secured obligations of the Company and to be senior in right of payment and to rank senior in right of security (other than Permitted Liens) with respect to Collateral granted in the Security Documents to all other Indebtedness of the Company (other than Permitted Secured Indebtedness, with which it shall be pari passu in accordance with the terms of the Collateral Agency Agreement).

(b) Upon completion of each New Project of a Project Finance Subsidiary, the Company may cause any such Project Finance Subsidiary to Transfer the New Project to the Company and upon such Transfer, the Company shall take all actions necessary to insure that (w) the New Project becomes a part of the Collateral to the extent required under the Security Documents and Section 9.7(c), subject to the first priority Lien of the Security Documents (subject to no Liens other than Permitted Liens and rights of holders of Permitted Secured Indebtedness in accordance with the Collateral Agency Agreement), (x) no Default or Event of Default occurs as a result of such Transfer, (y) the Indebtedness of the Project Finance  Subsidiary is either repaid in full at the time of the Transfer or becomes Permitted Secured Indebtedness in accordance with the Collateral Agency Agreement, and (z) the Project Finance Subsidiary is liquidated or merged with and into the Company.

(c)If, after the Third Amendment Date, the Company acquires any Real Property Collateral, the Company shall forthwith (and in any event, within five Business Days of such acquisition or such longer period of time as reasonably agreed by the Required Holders) deliver to the Collateral Agent a fully executed mortgage or deed of trust over the Company’s interests in such Real Property Collateral, in form and substance satisfactory to the Required Holders and the Collateral Agent, together with such surveys, environmental reports and other documents and certificates with respect to such real estate as may be reasonably required by the Required Holders. The Company further agrees to take all other actions necessary to create in favor of the Trustee named therein for the benefit of the Collateral Agent and the other Secured Parties a valid and enforceable first priority Lien on the Company’s interests in such Real Property Collateral, free and clear of all Liens except for Permitted Liens and rights of holders of Permitted Secured Indebtedness in compliance with the Collateral Agency Agreement.

(d)If, after the Third Amendment Date, the Company acquires or creates any new Subsidiary (other than any Subsidiary of the Company that is not organized under the laws of the United States, any state thereof or the District of Columbia, any Project Finance  Subsidiary and any other Subsidiary that is prohibited from providing a Guaranty of the Obligations by any Requirement of Law), the Company shall or cause such Subsidiary forthwith (and in any event, within 30 days of such creation or acquisition (or such longer time as the Required Holders may agree):

(i)execute and deliver to the Collateral Agent a Subsidiary Guaranty;

(ii)to deliver to the Collateral Agent a certificate of such Subsidiary, substantially consistent with those delivered on the Closing Date pursuant to Section 4.03(b), with appropriate insertions and attachments;

(iii)to take such actions reasonably necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties (or, in the case of Real Property Collateral, the Trustee named in the Deeds of Trust, for the benefit of the Collateral Agent and the other Secured Parties) a perfected and enforceable first- priority Lien in the

ANNEX A-24
(Amended and Restated Note Purchase Agreement)

Collateral described in the Security Documents with respect to such new Subsidiary, subject to no Liens other than Permitted Liens and rights of holders of Permitted Secured Indebtedness in compliance with the Collateral Agency Agreement; and

(iv)if reasonably requested by the Collateral Agent, to deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance reasonably satisfactory to the Collateral Agent.

Notwithstanding anything to the contrary herein or in any other Note Document, it is understood and agreed that the Subsidiary Guaranty of any Subsidiary that is subject to an Asset Sale permitted under Section 10.10 shall be automatically released simultaneously with the release of liens and security interests in connection with such Asset Sale in accordance with the Collateral Agency Agreement without the need for any further consent from, or action by, any Holder.  In addition, in connection with any Asset Sale permitted under Section 10.10, the Holders hereby agree to execute and/or deliver any documents and/or take any other action reasonably requested by the Company to further evidence or give effect to the release of any Subsidiary Guaranty by any Subsidiary that is the subject of such Asset Sale.

Section 9.8 Material Project Documents.(a) The Company shall at  all  times  (i) perform and observe all of the covenants under the Material Project Documents to which it is a party and take reasonable actions to enforce all of its rights thereunder, other than to the extent the same could not reasonably be expected to have a Material Adverse Effect, (ii) subject to the provisions of clause (b) of this Section 9.8, maintain the System Leases (other than Leases constituting System Leases only pursuant to clause (5) of the definition thereof) in full force and effect, and (iii) maintain the Leases (other than the System Leases referred to in the foregoing clause (ii) of this Section 9.8(a)) to which it or any of its Subsidiaries is a party in full force and effect, except to the extent the same could not reasonably be expected to have  a  Material Adverse Effect.

(b)If the term of a Lease with the Company or one of its Subsidiaries expires  and the Qualified Lessee under such Lease has either ceased operating the related assets or has ceased paying rent as required under the applicable Lease, the Company shall, or shall cause a Subsidiary, as applicable, to enter into a supplement or a new Lease with respect to the related leasehold assets with a Qualified Lessee that provides for rent that, when combined with all other expected revenue, will, in the reasonable judgment of the Company, as of the commencement date of such supplement or new Lease, generate sufficient revenue to satisfy the requirements of Section 9.9 and will not otherwise result in a materially worse position for the Company as compared to the terms of the applicable expired Lease.  Each such new Lease shall have a term  of at least five years. Notwithstanding the foregoing, if (i) such expired Lease relates to transmission and/or distribution assets that are not generating significant revenue, (ii) the failure to renew such Lease would not constitute a Material Adverse Effect and (iii) the Company reasonably believes it will generate sufficient revenue and hold sufficient assets (without giving effect to the leasehold assets with respect to such Lease) to satisfy the requirements of Section 9.9, then this Section 9.8(b) will not require a supplement or new lease with respect to such leasehold assets.

Section 9.9 Financial Ratios(a) The Company shall at all times maintain, on a consolidated

ANNEX A-25
(Amended and Restated Note Purchase Agreement)

basis, a Total Debt to Capitalization Ratio of not more than 0.65 to 1.00.

(b)The Company shall maintain, for each period of four consecutive fiscal quarters, a Debt Service Coverage Ratio of at least 1.40 to 1.00; provided that for purposes of  this Section 9.9(b), the Debt Service Coverage Ratio shall be deemed to be 1.40 to 1.00 for the three calendar quarters ending December 31, 2009, March 31, 2010 and June 30, 2010.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate other than (i) transactions with Project Finance Subsidiaries, as permitted by Section 9.7(b)(ii) and other transactions between or among the Company and one or more Subsidiaries, or any subset thereof, to the extent permitted under Sections 10.2, 10.6, 10.7, 10.10 and 10.14, (ii) Leases with Qualified Lessees and transactions relating thereto, (iii) any Qualified Lessee Affiliate Loan and any Indebtedness permitted under Section 10.6(d)(ii), (iv) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Company and its Subsidiaries in the ordinary course of business, (v) Investments permitted pursuant to Section 10.7, (vi) transactions entered into in connection with the Cross Valley Project on or prior to the Cross Valley Project Transfer and the Golden Spread Project on or prior to the Golden Spread Project Transfer, (vii) ROFO Transfers, and (viii) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arms- length transaction with a Person not an Affiliate; provided that any transaction will be deemed to meet the requirements of this clause (viii) if, (x) prior to a Qualifying IPO, such transaction is on terms approved by the holders of a majority of the Capital Stock of InfraREIT held by Persons who do not have a separate material interest in such transaction other than by virtue of their ownership of such Capital Stock, or by a majority of the directors nominated by such Persons, and (y) upon the completion of a Qualifying IPO and thereafter, such transaction is on terms approved by a majority of the board of directors (or comparable governing body) of InfraREIT  or an Affiliate thereof who are “independent”(as such term is defined pursuant to the rules of the primary exchange on which the Capital Stock is listed for trading), or a majority of the “independent” members of a committee of any such board of directors (or comparable governing body).

Section 10.2 Merger, Consolidation, Etc~~.~~. The Company will not nor will it cause or permit any of its Subsidiaries to consolidate with or merge with any other Person or Transfer all or substantially all of its assets in a single transaction or series of transactions to any Person, except (i) pursuant to the System Leases or any other Lease, (ii) as permitted  pursuant  to Section 9.7(b), (iii) that so long as both before and after giving effect to such merger or consolidation or Transfer of all or substantially all of its assets to another Person no Default or Event of Default exists, the Company or any Subsidiary may merge or consolidate with another Person, and the Company or any Subsidiary may Transfer all or substantially all of its assets to another Person, so long as, after

ANNEX A-26
(Amended and Restated Note Purchase Agreement)

giving effect to such merger or consolidation, or such Transfer  of all or substantially all of its assets, (A) with respect to any merger or consolidation to which the Company is a party, the Company shall be the surviving entity, (B) with respect to any  merger or consolidation to which a Subsidiary is a party but the Company is not, a Subsidiary (other than a Project Finance Subsidiary) shall be the surviving entity and (C) with respect to any Transfer of all or substantially all of its assets by the Company or a Subsidiary, the Company or another Subsidiary (other than a Project Finance Subsidiary) shall be the transferee or lessee of such assets (except to the extent permitted by clauses (i) and (ii) of this Section 10.2, ~~or~~ (iv) the FERC Merger~~.~~ or (v) the Company or any Subsidiary may merge or consolidate with another Person or otherwise Transfer assets to another Person in connection with any transaction permitted by Section 10.10 so long as (A) such transaction does not constitute the Transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole and (B) in the case of a merger or a consolidation to which the Company is a party, the Company shall survive such merger or consolidation.

Section 10.3 Line of Business. The Company will not and will not permit  any  Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries taken as a whole, would then be engaged would be substantially changed from the transmission and distribution of electric power and the provision of ancillary services.

Section 10.4 Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any applicable United States (federal or state) anti-terrorism law or regulation applicable to such holder, or (ii)  is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c)  to engage,  nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.5  Liens.  The Company will not, nor will it cause or permit any Subsidiary  to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to the Collateral or any other property of the Company or such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, or on any other asset now owned or hereafter acquired by the Company or such Subsidiary, except (each, a “Permitted Lien”):

(a)solely in the case of the Note Parties, Liens created or permitted by the Financing Documents on the assets of the Note Parties; and

(b)(i) solely in the case of a Project Finance Subsidiary, Liens on assets owned by that Project Finance Subsidiary, (ii) Liens on the Capital Stock in that Project Finance Subsidiary, in each case to

ANNEX A-27
(Amended and Restated Note Purchase Agreement)

secure its Non-Recourse Debt and (iii) Liens in respect of Guaranties permitted under Section 10.6(c)(iii);

(c)Liens created or permitted pursuant to the terms of the Security Documents, including Cash Collateral (as defined in the Collateral Agency Agreement);

(d)Liens for Taxes which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(e)any attachment or judgment Lien, unless such attachment or judgment Lien constitutes an Event of Default under Section 11(l) hereof;

(f)Liens of a lessor of equipment to the Company or any Subsidiary on such lessor’s leased equipment (but excluding equipment leased pursuant to a Capital Lease), including any of the foregoing which is evidenced by a protective UCC filing;

(g)Mechanics’, warehousemen’s, carriers’, workers’, repairers’, landlords’, and other similar liens arising or incurred in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of property or assets subject to such Liens or materially impair the continued use thereof in the operation of the business or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Liens, or other Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(h)zoning, entitlement, restriction, and other land use and environmental regulations by Governmental Authorities and encroachments, easements, rights of way, covenants, restrictions or agreements which do not materially interfere with the continued use of any asset as currently used in the conduct of the business;

(i)any encumbrances set forth in any franchise or governing ordinance under which any portion of the business is conducted which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(j)all rights of condemnation, eminent domain, or   other similar right of any Person;

(k)any interest of title of a lessor under leases; and

(l)Liens securing Permitted Secured Indebtedness on a pari passu basis with the Obligations in accordance with the terms of the Collateral Agency Agreement.

Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary, to grant any Liens securing Indebtedness for borrowed money (other than Non- Recourse Debt incurred by a Project Finance Subsidiary) unless such Indebtedness for borrowed money is secured by Liens securing Permitted Secured Indebtedness on a pari passu basis with the Obligations in accordance with the terms of the Collateral Agency Agreement.

ANNEX A-28
(Amended and Restated Note Purchase Agreement)

Section 10.6 Indebtedness. The Company will not, and will not cause or permit any Subsidiary or Sharyland to incur any Indebtedness, and will use commercially reasonable efforts not to permit any Qualified Lessee or Subsidiaries of Specified Qualified Lessees to incur Indebtedness for borrowed money, in each case except the following Indebtedness, which may  be incurred subject to the requirements of the last paragraph of this section:

(a)Indebtedness evidenced by the Financing Documents;

(b)Indebtedness of the Company (i) that is not related to, and does not support, Non-Recourse Debt of a Project Finance Subsidiary and (ii) if incurred, would not result in a breach of Section 9.9; provided that if the Indebtedness is proposed to be secured by any of the Collateral, then at least five Business Days (or such shorter period reasonably agreed by the Required Holders) prior to the incurrence of such Indebtedness, the Company shall (x) notify the Holders of its intent to incur such Indebtedness, which notice shall set forth in reasonable   detail (A) the amount and proposed economic terms of such Indebtedness, (B) by type of lender or purchaser and (C) the proposed collateral for such Indebtedness (which proposed collateral may include any or all of the Collateral) and (y) deliver to the Collateral Agent and the other Secured Parties an executed joinder agreement substantially in the form of Exhibit A to the Collateral Agency Agreement pursuant to which all the proposed holders of such Indebtedness have become party to the Collateral Agency Agreement;

(c)(i) Non-Recourse Debt incurred by a Project Finance Subsidiary of the Company (including Non-Recourse Debt incurred by such Project Finance Subsidiary prior to being acquired by the Company or a Subsidiary) to fund a New Project, (ii) any Indebtedness in the form of a pledge of Capital Stock in a Project Finance Subsidiary as security for Non- Recourse Debt of such Project Finance Subsidiary and (iii) Indebtedness in the form of Guaranties by the Company or any Subsidiary of Indebtedness of any Project Finance  Subsidiary, the aggregate amount of which Guaranties shall not exceed $25,000,000 outstanding at any given time;

(d)Indebtedness of any such Qualified Lessee (i) in an aggregate principal amount for such Qualified Lessee of up to the greater of (A) $5,000,000 and (B) an amount equal to 1% of the sum of, without duplication, (x) the total amount of the Consolidated Net Plant of such Qualified Lessee, plus (y) the total amount of the Consolidated Net Plant of any guarantor(s) of such Qualified Lessee’s obligations under the applicable Leases, plus (z) the total amount of Leased Consolidated Net Plant, in each case on a senior secured basis and (ii) in an aggregate principal amount for such Qualified Lessee of up to the greater of (A) $10,000,000 and (B) an amount equal to 1.5% of the sum of, without duplication, (x) the total amount of the Consolidated Net Plant of such Qualified Lessee, plus (y) the total amount of the Consolidated Net Plant of any guarantor(s) of such Qualified Lessee’s obligations under the applicable Leases, plus (z) the total amount of Leased Consolidated Net Plant, in each case on an unsecured subordinated basis on terms substantially similar to the terms set forth on Exhibit 2, to the extent allowed under the Leases to which such Qualified Lessee is a party as a lessee or tenant thereunder; provided, that for purposes of this clause (d), all Consolidated Qualified Lessees will be treated as one Qualified Lessee;

(e)Indebtedness of the Company to any of its Subsidiaries, which by its terms is expressly subordinated to the Obligations, and Indebtedness of any Subsidiary to the Company or any other Subsidiary of the Company not to exceed $5,000,000 at any one time outstanding and in each case to have a maturity date of less than one year;

(f)any Qualified Lessee Affiliate Loan and other Indebtedness of Qualified Lessees

ANNEX A-29
(Amended and Restated Note Purchase Agreement)

otherwise acceptable to the Required Holders; and

(g)Indebtedness of Subsidiaries of Specified Qualified Lessees incurred in an aggregate principal amount for each such Specified Qualified Lessee of up to the product of (x) such Specified Qualified Lessee’s Consolidated Net Plant (derived from its most recently prepared consolidated balance sheet, prepared in accordance with GAAP but adjusted to reverse the effects of failed sale-leaseback accounting in a manner reasonably determined by such Specified Qualified Lessee in good faith) multiplied by (y) the lesser of (A) the sum of such Specified Qualified Lessee’s then-current PUCT-regulated debt-to-equity ratio (expressed as a percentage) and 5% or (B) 65%; provided that such Indebtedness must be Non-Recourse Debt to such Specified Qualified Lessee.

Indebtedness of the Company and its Subsidiaries may be incurred under this Section 10.6 only if no Default or Event of Default is, or as a result of such incurrence would be, existing.

Section 10.7 Loans, Advances, Investments and Contingent  Liabilities.  The Company will not make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the ordinary course of business to any Person, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (collectively, “Investments”), or commit to do any of the foregoing, except (a) Permitted Investments, (b) ownership, purchase and acquisition of equity interests in and capital contributions to Project Finance Subsidiaries of the Company and Wholly-Owned Subsidiaries, (c) loans, advances and extensions of credit (i) to Subsidiary Guarantors and other Wholly-Owned Subsidiaries (other than Project Finance Subsidiaries) not required to provide a Guaranty pursuant  to  Section  9.7(d)  and  (ii)  to  Project  Finance  Subsidiaries  in  the  form of Guaranties by the Company or any Subsidiary of Indebtedness of any Project Finance  Subsidiary, the aggregate amount of which Guaranties shall not exceed $25,000,000 outstanding at any given time, (d) any Qualified Lessee Affiliate Loan or (e) Investments made in connection with the Cross Valley Project and the Golden Spread Project prior to the Cross Valley Project Transfer and the Golden Spread Project Transfer and (f) the ROFO Transfers.

Section 10.8 No Subsidiaries. The Company shall have no subsidiaries other than  Project Finance Subsidiaries and Wholly-Owned Subsidiaries.

Section 10.9 Restricted Payments.  The Company will not, directly or indirectly, make or declare any Distribution unless there does not exist and, after giving effect to the proposed Distribution, there will not exist, a Default or an Event of Default. The Company shall deliver to the Holders and the Collateral Agent before a Distribution is made a certificate of a Responsible Officer of the Company stating that the foregoing condition has been satisfied and, if requested, providing supporting data and calculations.

Section 10.10 Sale of Assets, Etc~~.~~. The Company will not, nor will it cause or permit  any Subsidiary, to Transfer, or agree or otherwise commit to Transfer, any of its assets ~~with a fair market value of greater than $15,000,000, in the aggregate during the term of this Agreement (~~(an “Asset Sale”) except:

(a)the Company or a Subsidiary shall lease the System or other transmission and

ANNEX A-30
(Amended and Restated Note Purchase Agreement)

distribution assets and related assets pursuant to a Lease to which the Company or a Subsidiary thereof is a party;

(b)(i) each Project Finance Subsidiary of the Company may Transfer  its assets to the Company or its Wholly-Owned Subsidiaries in accordance with Section 9.7(b); and ~~(x)~~  (ii) the Company may Transfer, or suffer the Transfer of, its ownership interests in a Project Finance Subsidiary and such Project Finance Subsidiary may Transfer, or suffer the Transfer of its assets, in each case in connection with and pursuant to the exercise of remedies under the documentation governing Non-Recourse Debt incurred by such Project Finance Subsidiary;

(c)Asset Sales (i) among the Company and the Subsidiary Guarantors (or a subset thereof), (ii) among Subsidiaries that are not Subsidiary Guarantors and (iii) from Subsidiaries to the Company or a Subsidiary Guarantor;

(d)in connection with an acquisition that is not prohibited under this Agreement, (i) Asset Sales of operating assets and related assets to a Qualified Lessee and (ii) Asset Sales of property acquired after the Third Amendment Date that are not electric transmission or distribution assets, in each case (x) which are, in the aggregate, not material in relation to the assets acquired and (y) upon fair and reasonable terms no less favorable to such Person than would be obtained in a comparable arms-length transaction with a Person not an Affiliate;

(e)Permitted Liens;

(f)Investments permitted by Section 10.7, transactions permitted by Section 10.2 and Distributions permitted by Section 10.9;

(g)Asset Sales made in connection with the Cross Valley Project Transfer  and the Golden Spread Project Transfer;

(h)Asset Sales consisting of goods and inventory from the Company or any Subsidiary to a Qualified Lessee at cost or on such other terms as may be approved by a majority of the board of directors (or comparable governing body) of InfraREIT or an Affiliate thereof who are “independent” (as such term is defined pursuant to the rules of the primary exchange on which the Capital Stock of InfraREIT or such Affiliate is listed for trading), or a majority of the “independent” members of a committee of any such board of directors (or comparable governing body);

(i)ROFO Transfers; ~~and~~

(j)Asset Sales of assets that are obsolete or no longer used or useful in such Person’s business~~.~~; and

(k)any Asset Sale so long as (i) in the good faith opinion of the Company or such Subsidiary making such Asset Sale, such Asset Sale is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and (ii) no Default or Event of Default exists and, immediately after giving effect to such Asset Sale, no Default or Event of Default would exist; provided that:

(x)subject to clause (z) below, the sum of the Disposition Value of the property

ANNEX A-31
(Amended and Restated Note Purchase Agreement)

subject to such Asset Sale under this clause (k), as it may be reduced pursuant to clause (z) below, plus the aggregate Disposition Value of all other property that was the subject of an Asset Sale under this clause (k) during the fiscal year in which such Asset Sale occurs shall not exceed 10% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Company,

(y)subject to clause (z) below, but otherwise notwithstanding anything to the contrary set forth in this Section 10.10, the aggregate sum of the Disposition Value of the property subject to Asset Sales under this clause (k) after the Fifth Amendment Effective Date (excluding, for the avoidance of doubt, the transactions consummated pursuant to the Principal Merger Agreement (as defined in the Fifth Amendment)), as it may be reduced pursuant to clause (z) below, shall not exceed 25% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Company; and

(z)if any Indebtedness Prepayment Application and/or any Property Reinvestment Application has been made with respect to all or a portion of the Net Proceeds Amount of any Asset Sale within one year after such Asset Sale is consummated, then the Disposition Value of the property subject to such Asset Sale shall be deemed to be reduced dollar-for-dollar by any such (1) Indebtedness Prepayment Application  for purposes of determining compliance with clause (x) above and/or (2) Property Reinvestment Application for purposes of determining compliance with clause (x) or (y) above.

Notwithstanding anything to the contrary herein or in any other Note Document, it is understood and agreed that the liens on and security interests in any Collateral that is subject to an Asset Sale permitted under Section 10.10 shall be automatically released in accordance with the Collateral Agency Agreement without the need for any further consent from, or action by, any Holder.  In addition, in connection with any Asset Sale permitted under Section 10.10, the Holders hereby agree to execute and/or deliver any documents and/or take any other action reasonably requested by the Company to further evidence or give effect to the release of liens on or security interests in any Collateral that is subject to such Asset Sale.

Section 10.11 Sale or Discount of Receivables. The Company will not nor will it cause or permit any Subsidiary to sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

Section 10.12 Amendments to Organizational Documents. The Company will not nor will it cause or permit any of its Subsidiaries to, and shall use commercially reasonable efforts not to permit, any Qualified Lessee or any of its Subsidiaries to, amend, supplement, terminate, replace or waive any provision of its operating agreement or other organization documents after the Third Amendment Date. Notwithstanding this Section 10.2, the Company, its Subsidiaries, any Qualified Lessee and its Subsidiaries may, without the consent of the Holders, amend their respective operating agreement or similar organizational documents as may be required to facilitate or implement any of the following:

(a)to reflect (i) the contribution of any new capital or additional capital by new or

ANNEX A-32
(Amended and Restated Note Purchase Agreement)

existing members or partners of such Person, (ii) the addition of new members or partners of such Person, or (iii) any adjustment, termination, reduction or redemption of equity interests  of its members, partners or other holders of equity interests or the issuance of additional equity interests in such Person; provided, that after giving effect to any such changes, no Event of Default would exist under Sections 10.8, or 12(n);

(b)to reflect a change that does not adversely affect any Holders in any material respect, or to cure any ambiguity, or correct or supplement any provision, not inconsistent with law or with the provisions of this Agreement;

(c)to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(d)to take actions to avoid any material adverse consequences to such Person as a result of any change in law or interpretation of law applicable to Persons subject  to regulation by the PUCT and FERC; and

(e)to effect the dissolution, liquidation, merger or consolidation of any  Person that is not otherwise prohibited under this Agreement.

The Company will provide prompt notice to the Holders upon taking any such action under the foregoing sentence of this Section 10.12.

Section 10.13 Sale and Lease-Back. Except for the System  Leases,  the CREZ Lease and any other Lease, the Company will not, nor will it cause or permit any Subsidiary to, enter into any arrangement providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be Transferred by the Company or such Subsidiary to a lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary.

Section 10.14 ERISA Compliance(a)  Relationship  of  Vested  Benefits   to   Plan Assets. The Company will not as of the last day of any calendar year permit any Plan to be “at risk” within the meaning of Section 303 of ERISA to the extent such action could reasonably be expected to result in a Material Adverse Effect. The Company and its ERISA Affiliates will not incur withdrawal liabilities (and will not become subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b)Valuations. For the purposes of clause (a) above, all assumptions and methods used to determine the actuarial valuation of vested and unvested employee benefits under any Plan at any time maintained by the Company and the present value of assets of any such Plan shall be reasonably consistent with those determinations made for purposes of Section 5.13.

(c)Prohibited Actions. The Company will not, nor, as applicable, will any Plan at any time maintained by the Company:

(i)engage in any action that could reasonably be expected to cause the execution and delivery of this Agreement and the issuance and sale of the Notes to result in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section

ANNEX A-33
(Amended and Restated Note Purchase Agreement)

4975(c) of the Code);

(ii)fail to meet the minimum funding standards of  Section 302 of ERISA or Sections 412 and 430 of the Code, or seek or obtain a waiver thereof or fail to make any required contribution  to a Multiemployer Plan; or

(iii)terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Company pursuant to Section 4068 of ERISA that could reasonably be expected to result in a Material Adverse Effect.

Section 10.15 No Margin Stock. Anything herein contained to the contrary notwithstanding, the Company will not, nor will it permit any Subsidiary to, make or authorize any investment in, or otherwise purchase or carry, any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States) that violates the provisions, or for any purpose that violates the provisions, of Regulation U of the Board of Governors of the Federal Reserve System of the United States.

Section 10.16  Project Documents.(a)     The Company will not,  and will not permit  any Subsidiary to, amend, modify, supplement, replace, renew, extend, terminate or waive any provision of any Lease to which the Company or such Subsidiary is party, or consent to any amendment, modification, supplement, replacement, renewal, extension, termination or waiver  of any such Lease except (i) the consummation of the FERC Lease Assumptions in connection with the FERC Merger, (ii) to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) if the Company reasonably believes, after giving effect thereto, the Company will generate sufficient revenue and hold sufficient assets to satisfy the requirements of Section 9.9.

(b) The Company shall use commercially reasonable efforts to ensure that no Specified Qualified Lessee enters into any lease of transmission or distribution facilities other than (i) the Leases (including maintaining or entering into new Leases or replacement Leases and amending or modifying Leases to the extent not prohibited under this Agreement) and (ii) any other leases consented to by Required Holders.

Section 10.17 Regulation.(a)  The Company shall not be or become, and  shall use commercially reasonable efforts not to permit any Specified Qualified Lessee to be or become, subject to FERC jurisdiction as a public utility under the FPA; provided, however, that the Company shall not be in default of the forgoing negative covenant if the Company or any Specified Qualified Lessee becomes subject to FERC jurisdiction under the FPA solely as a result of a change to the FPA or in FERC’s interpretation thereof or regulations thereunder, if the Company or such Specified Qualified Lessee takes all necessary actions to comply with applicable FERC requirements and the operation of the System is uninterrupted; and

(b)The Company shall not, and shall use commercially reasonable efforts to cause any Specified Qualified Lessee not to violate in any material respect any regulation or  order of the Public Utility Commission of Texas applicable to it.

ANNEX A-34
(Amended and Restated Note Purchase Agreement)

(c)None of the Company nor any Specified Qualified Lessee shall own, operate or control any electrical generating, transmitting or distribution facility, nor effect or control any sale of electricity, outside of the ERCOT balancing area authority except (i) as permitted by FERC, as set forth in its declaratory order issued in Docket no. EL07-93-000 or (ii) interconnected transmission or distribution assets or systems located substantially in the State of Texas or deriving a majority of their revenue from customers within the State of Texas.

Section 10.18 Swaps. The Company will not, nor will it permit any Subsidiary to, enter into any Swap Contracts, except that the Company and its Project Finance Subsidiaries may  enter into Swap Contracts solely to hedge interest rate risk and not for speculative purposes.

Section 10.19 Additional Financial Covenants. If the Company shall at any time enter into one or more agreements pursuant to which Indebtedness in an aggregate principal amount greater than $25,000,000 shall be outstanding and such agreement contains one or more financial covenants which are more restrictive on the Company and its Subsidiaries than the financial covenants contained in Section 9.9 of this Agreement, then such more restrictive financial covenants and any related definitions (the "Additional Financial Covenants") shall automatically be deemed to be incorporated into Section 9.9 of this Agreement by reference  from the time such other agreement becomes binding upon the Company until such time as such other Indebtedness is repaid in full and all commitments related thereto are terminated; provided, that if at the time of any such repayment or the termination of any such commitment a Default or Event of Default shall exist under this Agreement, then such Additional Financial Covenants shall continue in full force and effect under this Agreement so long as such Default or Event of Default continues to exist. So long as such Additional Financial Covenants shall be in effect, no modification or waiver of such Additional Financial Covenants shall be effective unless the Required Holders shall have consented thereto pursuant to Section 17.1 hereof. Promptly but in no event more than 5 Business Days following the execution of any agreement providing for Additional Financial Covenants, the Company shall furnish each Holder with a copy of such agreement. Upon written request of the Required Holders, the Company will enter into an amendment to this Agreement pursuant to which this Agreement will be formally amended to incorporate the Additional Financial Covenants on the terms set forth herein.

Section 10.20 Burdensome Agreements. The Company will not enter into or permit any Subsidiary Guarantor or Subsidiary of a Subsidiary Guarantor to enter into any Contractual Obligation that limits the right (a) of such Subsidiary to make Distributions to the Company or any Subsidiary Guarantor or to otherwise transfer property to the Company or any Subsidiary Guarantor, (b) of any Subsidiary of the Company to guarantee the Indebtedness of the Company or (c) of the Company or any  Subsidiary Guarantor to create, incur, assume or suffer to exist Liens on property of such Person, in each case except for (i) restrictions arising under any Requirement of Law, (ii) customary restrictions and conditions contained in any agreement relating to the sale or other disposition of assets not prohibited under this Agreement pending the consummation of such sale or other disposition, (iii) this Agreement, the other Note Documents, Permitted Liens (other than Liens permitted under Section 10.5(k)), any document or instrument evidencing or granting any such Permitted Liens and the agreements listed on Schedule 10.20; (iv) any Contractual Obligation relating to Indebtedness permitted pursuant to Section 10.6 (including Liens permitted

ANNEX A-35
(Amended and Restated Note Purchase Agreement)

pursuant to Section 10.5) to the extent, in the good faith judgment of the Company, such limitations and requirements described in clauses (a), (b) or (c) above (x) are on customary market terms for Indebtedness of such type at the time entered into, so long as the Company has determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability of the Note Parties to meet their ongoing payment obligations under the Note Documents, or (y) are not materially more restrictive, taken as a whole with respect to the Company and the Subsidiaries than the restrictions in the Note Documents, (v) with respect to clause (c), any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 10.6(c) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (vi) non-assignment provisions in franchise  agreements,  licenses,  easements,  leases,  indemnities  or  other  agreements  and (vii) restrictions on any property or any Person contained in any asset or stock sale agreement or other similar agreements entered into with respect to such property or Person to the extent (x) the sale or other disposition of such property or Person is not prohibited by this Agreement and (y) such restrictions relate only to the property or Person to be sold or otherwise disposed of.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Company defaults in the payment of any principal or Yield- Maintenance Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note, fees or other amounts for more than five days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.9 or Section 10; or

(d)the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Note Document (other than those referred to in another paragraph of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Collateral Agent or Holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any other Note Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)with respect to any Lease to which the Company or a Subsidiary thereof is a party (other than Leases pursuant to which the Company recognized revenue, in the aggregate, that constituted 10% or less of the total consolidated revenue of the Company and its Subsidiaries (other than Project Finance Subsidiaries) as set forth on the face of the consolidated statements of operations for the four

ANNEX A-36
(Amended and Restated Note Purchase Agreement)

consecutive fiscal quarter period that ended on the date of the financial statements most recently delivered pursuant to Section 7.1), (i) any such Lease is declared to be null and void or is otherwise unenforceable, or any party thereto claims that any such agreement is unenforceable (unless, within 90 days after such declaration or claim, replaced by a Lease that complies with the provisions of Section 10.16), (ii) one or more payment defaults in an amount in excess of $10,000,000 in the aggregate occurs across all such Leases, after  giving effect to any cure periods specified therefor or (iii) any default or event of default (other than those referred to in clause (i) or (ii) of this Section 11(f)) occurs under any such Lease that could reasonably be expected to have a Material Adverse Effect and such failure continues for more than 90 days; or

(g)(i)  the  Certificate  of  Conveniences  and  Necessity  (#30192,     #30026, #30114 and #30191) issued or transferred by the Public Utility Commission of Texas to Sharyland and, prior to the FERC Merger, the FERC Operator, is terminated without being  timely replaced, revoked or otherwise is not in effect; or (ii) except as could not reasonably be expected to result in a Material Adverse Effect, any other Required Permit is terminated without being timely replaced (if the terminated Permit continues to be a Required Permit), revoked or otherwise is not in effect; provided, however, that the termination without immediate renewal of any franchise agreement pursuant to which the Qualified Lessee operating the applicable portion of the System is authorized to operate the System and collect fees for services shall not constitute an Event of Default if the parties to the franchise agreement continue to perform in accordance with the terms of such agreement notwithstanding the termination; or

(h)any Security Document or any other security document entered into pursuant to Section 9.7 ceases to give the Collateral Agent perfected first priority Liens (subject to Permitted Liens) purported to be created thereby in a material portion of the Collateral, taken as a whole, for any reason other than as expressly permitted hereunder or thereunder (including by amendment, waiver and/or consent granted in accordance with the terms hereunder or thereunder) or satisfaction in full of the Obligations; or any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including by amendment, waiver and/or consent granted in accordance with  the terms hereunder or thereunder) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Note Party contests in any manner the validity or enforceability of any Note Document; or any Note Party denies that it has any further liability or obligation under any Note Document or purports to revoke, terminate or rescind any Note Document, other than, for each of the foregoing, as expressly permitted hereunder or thereunder (including by amendment, waiver and/or consent granted in accordance with the terms hereunder or thereunder) or satisfaction in full of the Obligations; or

(i)without limiting clause (h), (i) the Company or any Specified Qualified Lessee is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least, in the case of the Company or Sharyland, $10,000,000 or, in the case of any other Specified Qualified Lessee, $2,000,000, in each case beyond any period of grace provided with respect thereto, or (ii) the Company or any Specified Qualified Lessee is in default in the performance of or compliance with any term of any evidence of any Indebtedness (including any mortgage, indenture or other agreement relating thereto), which Indebtedness, in the case of the Company or Sharyland, is in an aggregate outstanding principal amount of at least $10,000,000 (for each such Person individually) or, in the case of any other Specified Qualified Lessee, is an amount that could reasonably be expected to result in  a Material Adverse Effect, and as a consequence of such default or condition one or more Persons are entitled to declare such Indebtedness to be due and payable before its stated maturity or before its regularly scheduled dates of payment, (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), Indebtedness of the Company   or Sharyland in an aggregate outstanding principal amount of at least

ANNEX A-37
(Amended and Restated Note Purchase Agreement)

$10,000,000 (for each such Person individually) has become or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) a default or an event of default occurs under the 2009 Note Agreement or the RBC Agreement, and such failure continues for more  than any cure period specified therefor and has not otherwise been waived; or

(j)the Company or Sharyland or, to the extent the same could reasonably be expected to result in a Material Adverse Effect, any other Qualified Lessee (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it or, a petition for relief or reorganization  or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(k)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Subsidiary, Sharyland or, to the extent the same could reasonably be expected to result in a Material Adverse Effect, any other Qualified Lessee, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any such Person or any such petition shall be filed against any such Person and such petition shall not be dismissed within 60 days; or

(l)a final judgment or judgments for the payment of money is rendered against the Company or a Qualified Lessee, in the case of the Company or Sharyland, aggregating in excess of $10,000,000 or $2,000,000, respectively, or, in the case of any other Qualified Lessee, to the extent the same could reasonably be expected to result in a Material Adverse Effect, other than, in each case, judgments payable by the Company or such Qualified Lessee, rendered in connection with the condemnations in favor thereof, and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(m)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension  of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) any Plan shall be “at- risk” within the meaning of Section 303 of ERISA as of the last day of any calendar year, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

ANNEX A-38
(Amended and Restated Note Purchase Agreement)

(n)Hunt Family Members cease to Control Sharyland, or any Person other than a Qualified Lessee shall be the lessee under any lease with respect to the System; or

(o)(i) InfraREIT Partners shall cease to own or control, directly or indirectly, 90% of the outstanding equity interest of the Company; or (ii) Hunt Family Members cease to own and control, directly or indirectly, at least 5% of the outstanding equity interests of InfraREIT Partners, unless, in the case of clause (ii), (x) the general partner of InfraREIT  Partners has become a publicly held company, or (y) the Company has total assets on its balance sheet valued at $1,000,000,000 or greater.

As used in Section 11(m), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(j) or (k) (other than an Event of Default described in clause (i) of Section 11(j) or described in clause (vi) of Section 11(j) by virtue of the fact that such clause encompasses clause (i) of Section 11(j)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, any Holder  or Holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Yield-Maintenance Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any

ANNEX A-39
(Amended and Restated Note Purchase Agreement)

Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and  payable pursuant to Section 12.1(b) or (c), the Holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Yield-Maintenance Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such  overdue principal and Yield-Maintenance Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies  due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of  dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or  therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of  such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any Holder  of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes. In addition to and not in limitation of any representations contained herein, each Holder acknowledges and agrees that the Notes have not been registered under the Securities Act and may not be transferred except pursuant to registration or an exemption therefrom and in compliance with Section 13.2(b) hereof.

ANNEX A-40
(Amended and Restated Note Purchase Agreement)

Section 13.2 Transfer and Exchange of Notes. (a)  Subject  to  compliance  with Section 13.2(b), upon surrender of any Note to the Company at the address and to the attention  of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or such Holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company  may  require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect  of any such  transfer  of  Notes.   Notes  shall  not  be transferred  in  denominations  of less than $1,000,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and Section 6.2.

(b)  Each Holder hereby agrees that it will not offer for sale or sell any of its  Notes or disclose any Confidential Information to any prospective transferee of the Notes, other than to an Affiliate, or to another Holder without first delivering written notice to the Company  (a “Right of First Offer Notice”) of its intent to sell such Notes and disclose such Confidential Information. Such Right of First Offer Notice shall contain a reasonably detailed description of the proposed terms of such sale, including, without limitation, the proposed purchase price (the “Proposed Purchase Price”) for such Notes and the names of up to ten prospective purchasers. If the Company so desires it may, within 5 Business Days of the receipt of such Right of First Offer Notice, inform such Holder in writing of its intent to purchase, or have an Affiliate or Institutional Investor designated by the Company purchase, such Notes (a “Purchase Notice”) from the Holder delivering such Right of First Offer Notice at the Proposed Purchase Price, provided, however, that if at such time a Default or Event of Default shall have occurred and be continuing, the Company shall not purchase, and shall not allow any Affiliate or Institutional Investor designated by the Company to purchase, the Notes of the Holder delivering such Right of First Offer Notice. The aggregate principal amount of the Notes specified in such Purchase Notice shall be purchased by the Company, or such Affiliate or Institutional Investor, for the Proposed Purchase Price, together with accrued interest on such Notes to the purchase date, on the date specified by the Company in such Purchase Notice, which shall be not more than 30  days following delivery of such Purchase Notice. If a Holder does not receive a Purchase Notice from the Company within 5 Business Days after the delivery of a Right of First Offer Notice to the Company, such Holder shall have the right to sell its Notes identified in such Right of First Offer Notice to one or more of the prospective purchasers identified in such Right of First   Offer Notice for a price which is not less than the Proposed Purchase Price identified in such Right of First Offer Notice for a period of 120 days from the date of such Right of First Offer Notice. In the event that the prospective purchasers

ANNEX A-41
(Amended and Restated Note Purchase Agreement)

identified by a Holder in a Right of First Offer Notice shall decline to purchase the Notes within such 120 day period, then the Holder may identify up to 10 additional Institutional Investors through a new Right of First Offer Notice.

Section 13.3  Replacement of Notes.  Upon receipt by the Company at the address and  to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver,  in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.PAYMENTS ON NOTES.

Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Yield- Maintenance Amount, if any, and interest becoming due and payable on the Notes shall be made in New York City, New York at the principal office of JPMorgan Chase Bank National Association in such jurisdiction. The Company may at any time, by notice to each Holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Purchaser or its nominee shall be  the Holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Yield- Maintenance Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its  principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a   Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford

ANNEX A-42
(Amended and Restated Note Purchase Agreement)

the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.EXPENSES, ETC.

Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of one firm of special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, but only to the extent such subpoena or legal proceeding arises out  of matters related to the Company, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided. The Company will pay,  and will save each Purchaser and each other Holder of a Note harmless from, all claims in  respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other Holder in connection with its purchase of the Notes).

Section 15.2 Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by  any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder of a Note; provided that no representation or warranty shall be deemed to be made as of any time other than the date of execution and delivery of this Agreement or such other document, certificate, instrument or agreement containing such representation or warranty. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

ANNEX A-43
(Amended and Restated Note Purchase Agreement)

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected   thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Yield-Maintenance Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2 Solicitation of Holders of Notes.

(a)Solicitation. The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently  far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of  any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

(b)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

Section 17.3  Binding Effect, etc.  Any amendment or waiver consented to as provided  in this Section 17 applies equally to all Holders of Notes and is binding upon them and upon  each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend  to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

ANNEX A-44
(Amended and Restated Note Purchase Agreement)

Section 17.4 Notes Held by Company, etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a)  by telecopy if the sender on the same day sends a confirming copy of such notice by a  recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company in writing, and

(iii)if to the Company, to the Company at 1900 N. Akard  Street, Dallas, TX 75201-2300, facsimile: (214) 855-6965 to the attention of W. Kirk Baker, or at such other address as the Company shall have specified to the Holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible  in  evidence.  This  Section 19 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

ANNEX A-45
(Amended and Restated Note Purchase Agreement)

SECTION 20.CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means Information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that: (a) other than as a result of disclosure by any Purchaser or its  employees or agents in violation of this Section 20 was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) other than as a result of disclosure by any Purchaser or its employees or agents in violation of this Section 20 subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) other than as a result of disclosure by any Purchaser or its employees or agents in violation of this Section 20 otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. “Information” means information concerning the Company or its Subsidiaries, irrespective of its source or form of communication, furnished by or on behalf of the Company or any of its Subsidiaries, including without limitation notes, analyses, compilations, studies or other documents or records prepared by any Purchaser, which contain or reflect or were generated from information supplied by or on behalf of the Company or its Subsidiaries. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided  that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the  provisions  of  this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such  Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any  nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the  rights and remedies under such Purchaser’s Notes and this Agreement. Each Holder of a Note,  by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable  request by the Company in connection with the delivery to any Holder of a Note of   information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 20.

ANNEX A-46
(Amended and Restated Note Purchase Agreement)

SECTION 21.SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original Holder of the Notes under this Agreement.

SECTION 22.MISCELLANEOUS.

Section 22.1  Successors and Assigns.  All covenants and other agreements contained   in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

Section 22.2  Payments Due on Non-Business Days.  Anything in this Agreement or  the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Yield-Maintenance Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made  pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of  determining  compliance with any financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

ANNEX A-47
(Amended and Restated Note Purchase Agreement)

Section 22.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5 Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision  herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8 Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company consents to process being served by or on behalf of any Holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such Holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

ANNEX A-48
(Amended and Restated Note Purchase Agreement)

(c)In addition to and notwithstanding the provisions of Section 22.8(b) above, the Company hereby irrevocably appoints CT Corporation System as its agent to receive on its behalf and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Company, in care of the process agent at 111 Eighth Avenue, 13th Floor, New York, New York 10011, and the Company hereby irrevocably authorizes and directs the process agent to accept such service on its behalf. If for any reason the process agent ceases to be available to act as process agent, the Company agrees immediately to appoint a replacement process agent satisfactory to the Required Holders.

(d)Nothing in this Section 22.8 shall affect the right of any Holder of a Note to serve process in any manner permitted by law, or limit any right that the Holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection  herewith or therewith.

Section 22.9 Transaction References.The Company and the Holders shall not refer to the other on an internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium, except with the referenced party’s prior written consent, which may be withheld at its sole discretion.

*  *  *  *  *

ANNEX A-49
(Amended and Restated Note Purchase Agreement)

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2009 Note Agreement” means the Note Purchase Agreement, dated December 31,  2009, among the Company and the holders of 2029 Notes, issued thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“2029 Notes” means the Company’s 7.25% Senior Notes due December 30, 2029, issued under the 2009 Note Agreement.

“Additional Financial Covenants” shall have the meaning given to it in Section 10.19 hereof.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interest of the Company or any corporation of which the Company beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests; provided, however, that this definition shall at all times exclude owners or investors in InfraREIT Partners, L.P., except for Hunt Family Members. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in the introductory paragraph of this Agreement. “Amortization Schedule” is defined in Section 8.1(a).

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Approved Accountant” is defined in Section 7.1(b)(A).

“Blocked Person” means (i) an OFAC Listed Person, (ii) an agent, department, or instrumentality of, or a Person otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) a Person otherwise blocked, subject to sanctions under or engaged in any activity in violation of U.S. Economic Sanctions.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

SCHEDULE B-1
(To Annex A)

“Capital Stock” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation, patronage capital or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited  or general partnership interest and any limited liability company membership interest.

“Cash Flow” means, for any period, the sum of the following (without duplication): (i) all cash paid to the Company during such period under the Leases, (ii) all cash distributions received by the Company from Project Finance Subsidiaries of the Company during such period, (iii) all interest and investment earnings, if any, paid to the Company during such period on amounts on deposit in the account created under the Deposit Agreement, (iv) revenues, if any, received by or on behalf of the Company during such period under any insurance policy as business interruption insurance proceeds, (v) direct cash equity investments made by TDC in the Company during such period (excluding equity contributed to a Project Finance Subsidiary) in  an amount not greater than the amount necessary to cause the Company to be in compliance with the financial covenants set forth in Section 9.9 (each such investment, an “Equity Cure”); provided, however, that during any period of four consecutive fiscal quarters, “Cash Flow” shall include an Equity Cure in no more than two of such quarters and (vi) proceeds of any borrowing made after the date hereof to the extent used to finance the payment of bullet or balloon installments of Indebtedness for borrowed money.

“Cash Flow Available for Debt Service” for any period, means (i) Cash Flow received during such period minus (ii) (A) all O&M Costs paid during such period and (B) if an Equity Cure has been made in any fiscal quarter during the period for which Cash Flow Available for Debt Service is calculated, the lesser of the aggregate amount of (x) such Equity Cure during  such period and (y) the aggregate amount of cash distributions paid by the Company during such period.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Closing Date” means July 13, 2010.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means, collectively, the collateral described in each of the Security Documents.

“Collateral Agency Agreement” means the Second Amended and Restated Collateral Agency Agreement, dated as of the Third Amendment Date, among the Collateral Agent, the Company, the Holders and the holders of the other Permitted Secured Indebtedness from time to time party thereto (as the same may be amended, restated, amended and restated, supplemented, joined or otherwise modified from time to time).

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., a national association, acting in its capacity as collateral agent for itself and the other Secured

SCHEDULE B-2
(To Annex A)

Parties, or its successors in such capacity appointed pursuant to the terms of the Collateral Agency Agreement.

“Company” means Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company, or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Consolidated Net Plant” means, with respect to any Person, as of the date of determination, the net plant set forth on the face of the consolidated balance sheet of such Person or absent such amount on the consolidated balance sheet, the total plant of such Person on a consolidated basis minus accumulated depreciation set forth in the footnotes of the consolidated financial statements, in each case for the fiscal quarter ended on the date of the last financial statements delivered pursuant to Section 7.1.

“Consolidated Qualified Lessee” shall mean any Qualified Lessee that is consolidated into the financial statements of another Qualified Lessee.

“Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries which would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which  such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their  or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“CREZ Lease” shall mean (A) prior to the effectiveness of the CREZ Lease Amendment and Restatement, the Amended and Restated Lease Agreement (CREZ Assets) dated as of April 30, 2013, between SP, as lessor, and Sharyland, as lessee, and (B) upon the effectiveness of the CREZ Lease Amendment and Restatement, the CREZ Lease Amendment and Restatement, as such lease may be amended, restated, supplemented or otherwise modified from time to time, or any new lease entered into in replacement thereof, in accordance with Section 9.8(b) and/or 10.12 of this Agreement, as applicable.

“CREZ Lease Amendment and Restatement” shall mean the Second Amended and Restated Lease Agreement (CREZ Assets), between SP, as lessor, and Sharyland, as lessee, with respect to the CREZ Project.

SCHEDULE B-3
(To Annex A)

“CREZ Project” shall mean the five transmission lines, four substations and other facilities in Texas identified and awarded to Sharyland by the Public Utility Commission  of Texas (the “PUCT”) in Docket Number 37902.

“Cross Valley Project” means the approximately 49 mile transmission line in South Texas near the Mexican border, known as the “North Edinburg to Loma Alta 345 kV single- circuit transmission line” project, subsequently, renamed as the “North Edinburg to Palmito 345 kV double-circuit transmission line” project, which is built on double-circuit capable structures and the Palmito substation located on the eastern terminus of the Cross Valley Project.  The  Cross Valley Project is part of a 100 mile transmission line, which is jointly developed and permitted by Sharyland and Electric Transmission Texas.

“Cross Valley Project Transfer” shall mean the sale and Transfer of all of the Capital Stock of CV Project Entity, L.L.C., a Project Finance Subsidiary of the Company, to Cross Valley Partnership, L.P., a Person Controlled by one or more Hunt Family Members, for a purchase price at least equal to the Cross Valley Project’s rate base cost at such time.

“Debt Service” for any period, the aggregate (without duplication) of (i) all amounts of interest on the Notes and in respect of other Indebtedness of the Company required to be paid during such period, plus (ii) all amounts of principal on the Notes and in respect of other Indebtedness of the Company or required to be paid during such period, excluding any optional prepayments of principal during such period, plus (iii) all other premiums, fees, costs, charges, expenses and indemnities due and payable to the Holders or the other Secured Parties and  holders of other Indebtedness of the Company or and agents acting on their behalf during such period.

“Debt Service Coverage Ratio” means, for each period of four consecutive fiscal quarters, the quotient of (i) Cash Flow Available for Debt Service for such period to (ii) Debt Service for such period. If, during any period, the Company and/or any Subsidiary enters into a transaction or series of related transactions not prohibited by this Agreement (including by waiver, consent or amendment given or made in accordance with Article XVII) pursuant to which the Company and/or any Subsidiary acquires or disposes of any assets with a fair market value greater than $1,000,000, the Debt Service Coverage Ratio shall be calculated on a pro forma basis after giving effect to such transaction or series of related transactions as a whole (including any related incurrence, repayment or assumption of Indebtedness), and such transaction or series of related transactions (including any related incurrence, repayment or assumption of Indebtedness) shall be deemed to have occurred as of the first day of the applicable period.

“Deeds of Trust” means (i) the Amended and Restated First Lien Deed of Trust, Security Agreement and Fixture Filing (Texas) and each First Lien Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Texas) by and from the Company, as grantor, to Peter M. Oxman, as trustee, for the benefit of the Collateral Agent and the other Secured Parties, dated as of July 13, 2010, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time and (ii) each other deed of trust by and from the Company, as grantor, for the benefit of the Collateral Agent and the other Secured Parties entered into from time to time.

SCHEDULE B-4
(To Annex A)

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum from time to time equal to the greater of (i) 8.47% per annum, and (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York as its “base” or “prime” rate.

“Deposit Agreement” means the Amended and Restated Deposit Account Control Agreement, dated as of the Third Amendment Date, among the Company, the Collateral Agent and Bank of America, N.A.

“Designated Jurisdiction” means any country or territory to the extent that such  country or territory itself is the subject of any Sanction.

“Development Agreement” means that certain Development Agreement to be entered into among Hunt Transmission Services, L.L.C., Sharyland, InfraREIT and/or InfraREIT  Partners in connection with one or more New Projects, pursuant to which Hunt Transmission Services, L.L.C. has granted InfraREIT a right of first offer related to the New Projects identified therein, as amended from time to time in accordance with its terms.

“Disclosure Documents” is defined in Section 5.3.

“Disposition Value” means, at any time, with respect to any property (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and (b) in the case of property that constitutes Subsidiary Stock, an amount equal to (x) the book value of all assets of the Subsidiary that issued such Subsidiary Stock multiplied by (y) the percentage of all of the outstanding Capital Stock of such Subsidiary represented by such Subsidiary Stock subject to an Asset Sale (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion), determined at the time of the disposition thereof, in good faith by the Company.

“Distributions” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person, or any payment (whether in  cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

SCHEDULE B-5
(To Annex A)

“ERCOT” means the Electric Reliability Council of Texas or any successor thereto. “ERISA” means  the Employee Retirement  Income Security Act  of 1974,  as   amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“FERC” means the Federal Energy Regulatory Commission, or any successor agency to its duties and responsibilities.

“FERC Lease” shall mean (A) prior to the effectiveness of the FERC Lease Amendment and Restatement, the Second Amended and Restated Lease Agreement, dated as of July 1, 2012, between FERC Owner and FERC Operator and (B) upon the effectiveness of the FERC Lease Amendment and Restatement, the FERC Lease Amendment and Restatement, as such lease may be amended, restated, supplemented or otherwise modified from time to time, or any new lease entered into in replacement thereof, in accordance with Section 9.8(b) and/or 10.12 of this Agreement, as applicable.

“FERC Lease Amendment and Restatement” shall mean the Third Amended and Restated Lease Agreement (Stanton Transmission Loop Assets) between FERC Owner, as lessor, and FERC Operator, as lessee.

“FERC Lease Assumptions” shall mean the anticipated assumptions of the FERC Lease in connection with the FERC Merger (i) by the Company as the lessor thereunder, as successor in interest to FERC Owner and (ii) by Sharyland of the FERC Lease as the lessee, as successor in interest to the FERC Operator.

“FERC Merger” shall mean the anticipated transaction or series of transactions pursuant to which SDTS FERC L.L.C. will merge into the Company and SU FERC L.L.C. will merge into Sharyland.

“FERC Operator” shall mean (A) prior to the FERC Merger, SU FERC, L.L.C., a Subsidiary of Sharyland, and (B) upon the completion of the FERC Merger, Sharyland.

“FERC Owner” shall mean (A) prior to the FERC Merger, SDTS FERC, L.L.C., a Subsidiary of the Company, and (B) upon the completion of the FERC Merger, the Company.

SCHEDULE B-6
(To Annex A)

“Fifth Amendment” shall mean that certain Fifth Amendment to Note Purchase Agreement, Direction and Waiver, dated as of November 1, 2017, among the Company and the Holders party thereto.

“Fifth Amendment Effective Date” shall mean _________, 2017.

“Financing Documents” means, collectively, this Agreement, the 2009 Note Agreement, the Notes, the 2029 Notes, the RBC Agreement, the Security Documents, any other documents, agreements or instruments entered into in connection with any of the foregoing and any other documents, agreements or instruments from time to time constituting “Financing Agreements” under the Collateral Agency Agreement.

“Force Majeure Event” means any claim of force majeure by any Person under any Material Project Document, which would allow such Person to avoid all or any material part of its obligations thereunder and any other fire, explosion, accident, strike, slowdown or stoppage, lockout or other labor dispute (whether pending or, to the Company’s knowledge threatened), drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), that could reasonably be expected to result in a Material Adverse Effect.

“Fourth Amendment Date” means September 28, 2015.

“FPA” means the Federal Power Act, 16 U.S.C. §§791 et seq., as amended, and the regulations of the FERC thereunder.

“GAAP” means generally accepted accounting principles as in effect in the United States of America. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, ratios, standards  or terms in this Agreement, then the Company and the Holders agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Company and Sharyland shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed  and delivered by the Company and the Holders, all financial covenants, ratios, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

SCHEDULE B-7
(To Annex A)

“Golden Spread Project” shall mean a new 345 kilovolt transmission line that will be approximately 55 miles long and will connect the Golden Spread Electric Cooperative, Inc. Antelope-Elk Energy Center in Hale County, approximately 1.6 miles north of the City of Abernathy on County Road P, to the proposed White River Station that will be built by  Sharyland in Floyd County, approximately 9 miles northwest of the City of Floydada and 1.1 miles east of the intersection of County Road 231 and County Road 200 and the Abernathy substation that is located in the western portion of the transmission line.

“Golden Spread Project Transfer” shall mean the sale and Transfer of all of the Capital Stock of GS Project Entity to a Person Controlled by one or more Hunt Family Members for a purchase price at least equal to the Golden Spread Project’s rate base cost at such time.

“Good Utility Practices” means “Good Utility Practice” as defined from time to time by the Public Utility Commission of Texas.

“Governmental Authority” means

(a)the government of:

(i)the United States of America or any State or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, or

(c)ERCOT, or

(d)the Texas Regional Entity.

“GS Project Entity” means a Project Finance Subsidiary of the Company created to finance and develop the Golden Spread Project.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred  through an agreement, contingent or otherwise, by such Person:

to purchase such Indebtedness or any property constituting security therefor;

(a)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness;

SCHEDULE B-8
(To Annex A)

(b)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness of the ability of any other Person to make payment of the Indebtedness; or

(c)otherwise to assure the owner of such Indebtedness against loss in respect thereof.

The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (or, if less, the maximum amount for which such Guaranty is made) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required  or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls,  petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hunt Family Members” means (i) Ray L. Hunt; (ii) the spouse of Ray L. Hunt and each of his children and siblings; (iii) the spouse and lineal descendants of any Person identified in the foregoing clause (ii); (iv) any trust or account primarily for the benefit of any Person or Persons identified in the foregoing clauses (i), (ii) or (iii); (v) any corporation, partnership or other entity in which any of the Persons identified in the foregoing clauses (i), (ii), (iii) or (iv) are the beneficial owners of substantially all of the shares of capital stock, membership interests, partnership interests or other equity interests and options or warrants to acquire, or securities convertible into, capital stock, membership interests, partnership interests, or other equity securities of an entity; and (vi) the personal representative or guardian of any of the Persons identified in the foregoing clauses (i), (ii) and (iii) upon such Person’s death for purposes of the administration of such Person’s estate or upon such Person’s disability or incompetency for purposes of protection and management of the assets of such Person.

“Indebtedness” with respect to any Person means, at any time, without duplication, its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(a)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

SCHEDULE B-9
(To Annex A)

(b)(i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases; provided, however, that for purposes of this definition (including with respect to clauses (i) and (ii) hereof), the System Leases, any other Lease and any similar lease shall not be treated as a capital lease;

(c)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(d)all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); provided, however, that for purposes of this definition, any surety bonds or indemnification agreements entered into by Sharyland (with respect to which the Company or a subsidiary thereof has a reimbursement or backstop obligation) in connection with condemnation proceedings shall be excluded;

(e)the  aggregate  Swap  Termination  Value  of  all  Swap  Contracts  of such Person; and

(f)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indebtedness Prepayment Application”  means, with respect to any Transfer of property constituting an Asset Sale, the payment by the Company or any Subsidiary of cash in an amount equal to the Net Proceeds Amount (or portion thereof) with respect to such Asset Sale applied to repay or retire Permitted Secured Indebtedness; provided, that with respect to any such revolving Permitted Secured Indebtedness, the amount of the Indebtedness Prepayment Application with respect thereto shall be deemed to be equal to the amount of any such repayment or retirement to the extent that there has been a commitment reduction in respect thereof;  provided further that in the course of making the initial payment (or initial offer in respect of such payment) the Company shall offer to prepay each outstanding Note in accordance with Section 8.7 in a principal amount which is at least equal to the Ratable Portion for such Note. “Ratable Portion” for any Note means an amount equal to the product of (x) the Net Proceeds Amount (or portion thereof) being so applied to the payment of Permitted Secured Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Permitted Secured Indebtedness of the Company and its Subsidiaries outstanding at such time; provided that the outstanding principal amount of any revolving Permitted Secured Indebtedness will not be included in such denominator except to the extent an Indebtedness Prepayment Application is being made with respect thereto in accordance with the preceding sentence.

“InfraREIT” shall mean InfraREIT, L.L.C., a Delaware limited liability company, and its successors.

SCHEDULE B-10
(To Annex A)

“InfraREIT Partners” shall mean InfraREIT Partners, LP, a Delaware limited partnership.

“Initial NPA” is defined in the recitals hereto.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any Holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Holder of any Note.

“Investments” has the meaning given to it in Section 10.7.

“Investment Grade Credit Rating” means with respect to any Person, a rating of the long-term unsecured debt securities of such Person (or if such rating is unavailable, issuer rating) equal to or higher than (1) “BBB-” (or the equivalent) with a stable or better outlook by Standard & Poor’s Financial Services LLC, or (2) “Baa3” (or the equivalent) with a stable or better  outlook by Moody’s Corporation; provided, that if such Person has a rating from both Standard  & Poor’s Financing Services LLC and Moody’s Corporation, then the applicable rating shall be deemed to be the lower of the two.

“Leased Consolidated Net Plant” shall mean that portion of the Consolidated Net Plant of the lessor of a Lease between such lessor and a Qualified Lessee that is the subject of such Lease.

“Leases” means (i) the System Leases, the CREZ Lease, the FERC Lease and any other leases of transmission and distribution and related assets to a Qualified Lessee under which the Company or any Subsidiary of the Company is a party as a lessor and (ii) any lease of transmission and distribution and related assets pursuant to which Sharyland is the lessee and a Subsidiary of Sharyland or another Person Controlled by one or more Hunt Family Members is the lessor; provided, no such lease will qualify as a “Lease” hereunder if each of the three following criteria apply; (x) Sharyland is the lessee, (y) cash rental payments have become due and payable pursuant thereto and (z) none of the Company, a Subsidiary of the Company or a Subsidiary of Sharyland is the lessor.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person, in each case, in the nature of a security interest of any kind or nature whatsoever.

“Material Adverse Effect” means a material adverse effect upon and/or material adverse developments with respect to (a) the operations, business, assets, properties, liabilities or financial condition of the Company and its Subsidiaries (taken as a whole); (b) the ability of the Note Parties (taken as a whole) to perform their obligations under the Note Documents; (c) the legality, validity or enforceability of this Agreement or any other Note Document or the rights or remedies of the

SCHEDULE B-11
(To Annex A)

Collateral Agent or the Holders hereunder or thereunder or (d) the validity, perfection or priority of the Collateral Agent’s Liens on any material Collateral.

“Material Project Document” means (i) any contract or agreement that is related to the ownership, operation, maintenance, management service, repair or use of the System entered into by the Company or any Subsidiary subsequent to the Third Amendment Date that involves full payments or obligations of the Company or any Subsidiary in excess of $5,000,000 in any calendar year, and (ii) System Leases, but shall exclude any documents subject to Section 10.12 herein.

“Maturity Date” means September 30, 2030.

“McAllen Lease” shall mean (A) prior to the effectiveness of the McAllen Lease Amendment and Restatement, the Second Amended and Restated Master System Lease Agreement, dated as of July 1, 2012, between Company, as lessor, and Sharyland, as lessee,  and (B) upon the effectiveness of the McAllen Lease Amendment and Restatement, the McAllen Lease Amendment and Restatement, as such lease may be amended, restated, supplemented or otherwise modified from time to time, or any new lease entered into in replacement thereof, in accordance with Section 9.7(b) and/or 10.12 of this Agreement, as applicable.

“McAllen Lease Amendment and Restatement” shall mean the Third Amended and Restated Master System Lease Agreement (McAllen System), between the Company, as lessor, and Sharyland, as lessee.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Proceeds Amount” means, with respect to any Transfer of any assets by any Person, an amount equal to the difference of (a) the aggregate amount of the consideration (if not cash, valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“New Project” shall mean any transmission or distribution project, including any such project acquired or built by a Project Finance Subsidiary, any “Footprint Project” (as defined in the Leases) that the Company or a Subsidiary of the Company funds pursuant to a Lease and any such project that InfraREIT or a Subsidiary thereof acquires pursuant to the Development Agreement, including, for the avoidance of doubt, the Cross Valley Project and the Golden Spread Project.

SCHEDULE B-12
(To Annex A)

“Non-Recourse Debt” means Indebtedness of a Project Finance Subsidiary or a Subsidiary of Sharyland, as the case may be, that, if secured, is secured solely by a pledge of collateral owned by such Project Finance Subsidiary or such Subsidiary of Sharyland, as the case may be, and the Capital Stock in such Project Finance Subsidiary or such Subsidiary of Sharyland, as the case may be, and for which no Person other than such Project Finance Subsidiary or such Subsidiary of Sharyland, as the case may be, is personally liable.

“Notes” is defined in Section 1.

“Note Documents” means this Agreement, the Notes, the Security Documents, the Subsidiary Guaranties and any amendment, waiver, supplement or other modification to any of the foregoing.

“Note Parties” means the Company and each Subsidiary that is a party to a Note Document, as applicable.

“O&M Costs” means actual cash management and operation costs of the Company, taxes payable by the Company, insurance premiums, consumables, fees and expenses of, and other amounts owing to, the Collateral Agent and the depositary under the Deposit Agreement, and other costs and expenses in connection with the management or operation of the Company, but exclusive in all cases of (a) non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar  nature, (b) all other payments of Debt Service and Yield-Maintenance Amounts, if any, (c) costs of  repair or replacement paid with insurance proceeds and (d) development costs related to any Project Finance Subsidiary.

“Obligation” means any loan, advance, debt, liability, and obligation of performance, howsoever arising, owed by the Company to the Collateral Agent or the Holders of any kind or description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement, any Note or any of the  other Note Documents, including all principal, interest, Yield-Maintenance Amounts, fees, charges, expenses, attorneys’ fees and accountants fees payable or reimbursable by the Company under this Agreement or any of the other Note Documents.

“OFAC” means the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Listed Person” means a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

SCHEDULE B-13
(To Annex A)

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Payment Date” means September 30, 2010 and the 30th day of December, March, June and September thereafter up to the Maturity Date, and the Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority, provided that interests or estates in real property, shall not be considered Permits.

“Permitted Investment” means any (a) marketable direct obligation of the United States of America, (b) marketable obligation directly and fully guaranteed as to interest and principal  by the United States of America, (c) demand deposit with Bank of America N.A., or time deposit, certificate of deposit and banker’s acceptance issued by any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any state thereof or any United States branch of a foreign bank, in each case whose equity capital is in excess of $500,000,000 and whose long-term debt securities are rated “A” or better by S&P and “A2” or better by Moody’s, (d) commercial paper or tax exempt obligations given the highest rating by Moody’s and S&P, (e) obligations of a commercial bank described in clause (c) above, in respect of the repurchase of obligations of the type as described in clauses (a) and (b) hereof, provided that such repurchase obligation shall be fully secured by obligations of the type described in said clauses (a) and (b) and the possession of such obligation shall be transferred to, and segregated from other obligations owned by, any such bank, (f) instrument rated “AAA” by S&P and “Aaa” by Moody’s issued by investment companies and having an original maturity of 180 days or less, (g) eurodollar certificates of deposit issued by any bank described in clause (c) above, and (h) marketable security rated not less than “A-1” by S&P or not less than “Prime-1” by Moody’s. In no event shall Permitted Investments include any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures (A) more than 180 days after the date of investment, unless a bank meeting the requirements of clause (c) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than 90 days after  its purchase thereunder or (B) after the next Payment Date.

“Permitted Lien” is defined in Section 10.5.

“Permitted Secured Indebtedness” has the meaning given to it in the Collateral Agency Agreement.

“Person” means an individual, partnership, corporation, cooperative corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

SCHEDULE B-14
(To Annex A)

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or  maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” means the Amended and Restated Assignment of Membership Interests and Pledge Agreement, dated as of the Third Amendment Date, by TDC, with respect to its membership interests in the Company, to the Collateral Agent.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Project Finance Subsidiary” means a special purpose Subsidiary of a Person created to develop a New Project and to finance such New Project solely with Non-Recourse Debt and equity (including, for the avoidance of doubt, CV Project Entity, L.L.C.).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Transfer of assets constituting an Asset Sale, the application of all or any portion of the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any of its Subsidiaries of assets to be used in the principal business of the Company or any of its Subsidiaries.  For avoidance of doubt, to the extent consideration received by the Company or any of its Subsidiaries in an Asset Sale is not cash but constitutes assets to be used in the principal business of the Borrower or any of its Subsidiaries, the Net Proceeds Amount in respect of such consideration received shall be considered a Property Reinvestment Application.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualified Lessee” means Sharyland and/or any other utility that is (x) approved or authorized by the applicable public utility commission or similar regulatory authority to operate and/or lease the transmission and/or distribution assets of the Company or any Subsidiary and (y) a party to a then-effective lease agreement with the Company or a Subsidiary thereof pursuant to which such utility leases and operates such entity’s transmission and/or distribution assets.

“Qualified Lessee Affiliate Loan” means loans made by InfaREIT Partners or a Subsidiary thereof to Qualified Lessees from time to time in an aggregate principal amount not  to exceed $10,000,000 at any time outstanding as long as the use of proceeds of such loans is limited to the

SCHEDULE B-15
(To Annex A)

acquisition or financing of equipment or other assets used in the Qualified Lessee’s operation or lease of transmission or distribution assets from the Company or a Subsidiary  thereof pursuant to a Lease.

“Qualifying IPO” means an initial public offering of the Capital Stock of InfraREIT pursuant to a registration statement filed with the SEC.

“RBC” means Royal Bank of Canada, a Canadian banking institution.

“RBC Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of the Third Amendment Date, among the Company, as borrower, the lenders from time to time party thereto and RBC, administrative agent, as the same may be amended, restated, supplemented and otherwise modified from time to time.

“Real Property Collateral” means any fee owned real property (other than easements and rights of way) with a fair market value in excess of $3,000,000.

“Related Fund” means, with respect to any Holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such Holder, the same investment advisor as such Holder or by an Affiliate of such Holder or such investment advisor.

“Required Holders” means, at any time, the Holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Required Permit” is defined in Section 5.12(a).

“Requirements of Law” means as to any Person, the certificate of incorporation or formation and by-laws or partnership or operating agreement or other organizational or  governing documents of such Person, and any local, state or Federal law, regulation, rule, ordinances or determination, interpretation or order of an arbitrator or a court or other Governmental Authority, and any Required Permit, in each case applicable to or binding upon such Person or any of its properties or its business or to which such Person or any of its properties or its business is subject.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment Conditions” is defined in Section 10.9.

“ROFO Transfer” shall mean the sale and Transfer to Persons Controlled by one or more Hunt Family Members of any assets located in the Texas Panhandle related to the CREZ Project that are categorized as ROFO Projects under the Development Agreement with an aggregate fair market value not to exceed $5,000,000.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security

SCHEDULE B-16
(To Annex A)

Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Parties” means the Collateral Agent, the Holders and the other Secured Parties (as defined in the Collateral Agency Agreement) from time to time.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of the Fourth Amendment Date, among the Company and the Collateral Agent.

“Security Documents” means (i) the Collateral Agency Agreement, Security Agreement, the Deeds of Trust, the Pledge Agreement and the Deposit Agreement Agreement and (ii) other security documents entered into pursuant to Section 9.7 and any other security documents, financing statements and the like filed or recorded in connection with the foregoing.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or a Qualified Lessee, as applicable.

“Sharyland” means Sharyland Utilities, L.P., a Texas limited partnership.

“SP” shall mean Sharyland Projects, L.L.C., a Project Finance Subsidiary.

“Specified Qualified Lessee” shall mean Sharyland and any Qualified Lessee (a) (i) without an Investment Grade Credit Rating or (ii) whose obligations under the applicable Leases are not guaranteed by an entity with an Investment Grade Rating and (b) whose business is limited to the leasing of transmission and/or distribution assets from the Company or any of its Subsidiaries or Affiliates.

“Stanton/Brady/Celeste Lease” shall mean (A) prior to the effectiveness of the Stanton/Brady/Celeste Lease Amendment and Restatement, the Amended and Restated Lease Agreement (Stanton/Brady/Celeste Assets), dated as of July 1, 2012, between the Company, as lessor, and Sharyland, as lessee, and (B) upon the effectiveness of the Stanton/Brady/Celeste Lease Amendment and Restatement, the Stanton/Brady/Celeste Lease Amendment and Restatement, as such lease may be amended restated, supplemented or otherwise modified from time to time, or any new lease entered into in replacement thereof, in accordance with Section 9.7(b) and/or 10.12 of this Agreement, as applicable.

“Stanton/Brady/Celeste Lease Amendment and Restatement” shall mean the Second Amended and Restated Lease Agreement (Stanton/Brady/Celeste Assets), between the  Company,

SCHEDULE B-17
(To Annex A)

as lessor, and Sharyland, as lessee.

“Structuring Fee” is defined in Section 4.7.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns  sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a  “Subsidiary” is a reference to a Subsidiary of the Company and, prior to the completion of the FERC Merger, shall include the FERC Owner. Prior to the completion of the FERC Merger, all references herein to a Subsidiary of Sharyland shall include the FERC Operator.

“Subsidiary Guaranty” means each Guaranty provided by the Subsidiary Guarantors pursuant to Section 9.7(d), if any, substantially in the form of Exhibit 3 to the Agreement.

“Subsidiary Guarantor” means any Subsidiary of the Company that is a guarantor  under a Guaranty pursuant to Section 9.7(d).

“Subsidiary Stock” means, with respect to any Person, the Capital Stock of any Subsidiary of such Person.

“SVO” means  the Securities  Valuation  Office  of the NAIC  or  any successor  to   such Office.

“Swap  Contract”  means  (a)  any  and  all  interest  rate  swap  transactions,  basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps,  commodity  options,  forward  commodity  contracts,  equity  or  equity  index  swaps  or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to- market

SCHEDULE B-18
(To Annex A)

values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“System” means the Company’s and/or any Subsidiary’s (other than a Project Finance Subsidiary’s) integrated electrical transmission and distribution facilities located primarily in the State of Texas and the systems and other property necessary to operate the transmission and distribution facilities, and all improvements to and expansions of such facilities, and each New Project (upon its completion) owned by the Company or a Subsidiary thereof; provided that, for the purposes hereof, “System” shall not be deemed to include any easements held by the Company or any Subsidiary.

“System Leases” means (1) the McAllen Lease, (2) the Stanton/Brady/Celeste Lease, (3) upon the effectiveness thereof, the Lease Agreement (ERCOT Transmission Assets) between the Company, as lessor, and Sharyland, as lessee, (4) upon the completion of the FERC Merger, the FERC Lease and (5) any and all other Leases and supplements thereto in connection with the System and the transmission and distribution facilities ancillary thereto and any easements associated therewith, in the case of each of the foregoing clauses (1) through (5) as amended, restated, supplemented or otherwise modified from time to time, or any new lease entered into in replacement thereof, in accordance with Section 9.8 and/or ~~10.12~~10.16 of this Agreement, as applicable.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TDC” means Transmission and Distribution Company, L.L.C., a Texas limited  liability company.

“TDC Note Agreement” means the Note Purchase Agreement, dated the Closing Date, among TDC and the purchasers named therein.

“Third Amendment Date” means December 10, 2014.

“Total Debt” means, with respect to the Company, all Indebtedness of the Company on a consolidated basis; provided, however, that for purposes of calculating the Company’s Total Debt to Capitalization Ratio, the Company’s Total Debt shall exclude Non-Recourse Debt of a Project Finance Subsidiary of the Company and that portion of the Swap Termination Value defined in clause (b) of the definition of “Swap Termination Value” and shall include Indebtedness of Sharyland on a consolidated basis (excluding Non-Recourse Debt of a Project Finance Subsidiary

SCHEDULE B-19
(To Annex A)

of Sharyland).

“Total Debt to Capitalization Ratio” means (a) the Company’s Total Debt, divided   by (b) the sum of (i) Total Debt plus (ii) the Company’s capitalization, as shown on the Company’s balance sheet plus (iii) if positive, Sharyland’s capitalization, as shown on its balance sheet. In connection with any transaction or series of related transactions not prohibited by this Agreement (including by waiver, consent or amendment given or made in accordance with Article XVII) pursuant to which the Company or any Subsidiary makes any acquisition or disposition of assets with a fair market value greater than $1,000,000, the Total Debt to Capitalization Ratio shall be calculated on a pro forma basis after giving effect to such transaction or series of related transactions as a whole (including any related incurrence, repayment or assumption of Indebtedness).

“Transaction Documents” means, collectively, the Note Documents and the Leases to which the Company or a Subsidiary thereof is a party.

“Transfer” means, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as in effect in such jurisdiction.

“UCC Collateral” means the Collateral that is of a type in which a valid security interest can be created under Article 8 or Article 9 of the UCC as in effect in New York.

“U.S. Economic Sanctions” shall mean United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

“Yield-Maintenance Amount” is defined in Section 8.6.

SCHEDULE B-20
(To Annex A)

RULES OF INTERPRETATION

1.

The singular includes the plural and the plural includes the singular; and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

2.	The word “or” is not exclusive.
3.	A reference to any law includes any amendment or modification to such law, and all regulations, rulings and other laws and regulations promulgated under such law.
4.	A reference to a Person includes its successors and permitted assigns.
5.	Accounting terms have the meanings assigned to them by GAAP (as defined in the applicable Financing Agreement), as applied by the accounting entity to which they refer.
6.	The words “include,” “includes” and “including” are not limiting.
7.

A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

8.	References to “knowledge” or words of similar import refer to the actual knowledge of the current officers of the relevant Person, without any duty of investigation unless otherwise indicated.
9.

References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

10.	The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.
11.	References to “days” shall mean calendar days, unless the term “Banking Days” shall be used. References to a time of day shall mean such time in New York City, unless otherwise specified.
12.

The section and subsection headings in a document are for convenience of reference only and shall neither be deemed to be a part of such document nor modify, define, expand or limit any of the terms or provisions thereof.

13.

References to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.

SCHEDULE B-21
(To Annex A)